      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2000


                                                      REGISTRATION NO. 333-86365
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                        EMPIRE FINANCIAL HOLDING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                FLORIDA                                     6211                                   59-3627212
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                            1385 WEST STATE ROAD 434
                            LONGWOOD, FLORIDA 32750
                                 (407) 774-1300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                      KEVIN M. GAGNE AND RICHARD L. GOBLE
                          CO-CHIEF EXECUTIVE OFFICERS
                        EMPIRE FINANCIAL HOLDING COMPANY
                            1385 WEST STATE ROAD 434
                            LONGWOOD, FLORIDA 32750
                                 (407) 774-1300
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                          Copies of communications to:

                 PHILLIP J. KUSHNER, ESQ.                              GERALD F. ROACH, ESQ. AND AMY J. MEYERS, ESQ.
                  GREENBERG TRAURIG, P.A.                      SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                   1221 BRICKELL AVENUE                                       2500 FIRST UNION CAPITOL CENTER
                   MIAMI, FLORIDA 33131                                        RALEIGH, NORTH CAROLINA 27601
              TELEPHONE NO.: (305) 579-0500                                   TELEPHONE NO.: (919) 821-1220
              FACSIMILE NO.: (305) 579-0717                                   FACSIMILE NO.: (919) 821-6800

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED             PROPOSED
               TITLE OF EACH CLASS                  AMOUNT TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
         OF SECURITIES TO BE REGISTERED              REGISTERED     PRICE PER UNIT(1)   OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, $.01 par value.....................   3,680,000(2)         $12.00            $44,160,000          $11,658.24
Common Stock, par value $.01 per share, issuable
upon exercise of the Underwriter's Warrants(3)...        350,400         $14.40             $5,045,760           $1,332.08
    Total Fee....................................                                                               $12,990.32*

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

(2) Includes 480,000 shares of Common Stock which may be issued upon exercise of a 30-day option granted to the underwriters solely to cover over-allotments, if any.

(3) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares as may become issuable as a result of the anti-dilution provisions contained in the warrants.


* Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED MAY 3, 2000

PRELIMINARY PROSPECTUS


                                     [LOGO]
                        EMPIRE FINANCIAL HOLDING COMPANY


                        3,200,000 SHARES OF COMMON STOCK

                            ------------------------

                        EMPIRE FINANCIAL HOLDING COMPANY

                            ------------------------

     This is our initial public offering. We have applied for listing on the NASDAQ National Market under the proposed trading symbol EFHC.

     We expect that the price to the public in the offering will be between $10.00 and $12.00 per share. The market price of the shares after the offering may be higher or lower than the offering price.

     An investment in our shares involves certain risks. See Risk Factors beginning on page 5 of this prospectus.

                                                                    PER SHARE                   TOTAL
Price to the public........................................             $                         $
Underwriting discounts and commissions.....................             $                         $
Proceeds, before expenses, to us...........................             $                         $

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We have entered into a firm commitment underwriting agreement with the underwriters for the sale of the shares in this offering. We have granted to the underwriters a 30-day option to purchase up to an additional 480,000 shares of common stock to cover over-allotments. One of our subsidiaries, Empire Financial Group, Inc., will be one of the underwriters participating in this offering.

                            ------------------------

     The underwriters expect to deliver the shares to purchasers on , 2000.

WACHOVIA SECURITIES, INC.
         PUTNAM, LOVELL, DE GUARDIOLA & THORNTON, INC.
                 EMPIRE FINANCIAL GROUP, INC.


                  THE DATE OF THIS PROSPECTUS IS MAY   , 2000

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Summary.....................................      1
Risk Factors................................      5
Cautionary Note on Forward-Looking
  Statements................................     10
Determination of Offering Price.............     10
Use of Proceeds.............................     11
Dividend Policy.............................     11
Dilution....................................     12
Capitalization..............................     13
Selected Consolidated Financial Data........     14
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................     15

                                               PAGE
                                               ----
Business....................................     23
Directors and Executive Officers............     33
Security Ownership of Certain Beneficial
  Owners and Management.....................     37
Certain Transactions........................     38
Description of Capital Stock................     38
Shares Eligible for Future Sale.............     40
Underwriting................................     41
Legal Matters...............................     43
Experts.....................................     44
Where You Can Find More Information.........     44

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

     Unless indicated otherwise, references to "we," "us" or "Empire" mean Empire Financial Holding Company and its wholly owned subsidiaries Advantage Trading Group, Inc., Empire Financial Group, Inc. and Empire Investment Advisors, Inc. Empire Financial Holding Company was formed in February 2000 and in the same month acquired all of the issued and outstanding stock of these entities from their two shareholders in exchange for an aggregate of 8,000,000 shares of Empire Financial Holding Company common stock.

     Except as otherwise indicated, all information in this prospectus assumes no exercise of the underwriters' over-allotment option to purchase an additional 480,000 shares, does not give effect to up to 1,000,000 shares of common stock issuable upon the exercise of options that may be granted under our 2000 Stock Option Plan or 350,400 shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters and assumes an initial public offering price of $11.00 per share.

                                      (i)

                                    SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, and you should consider the risk factors and our financial statements and accompanying notes that appear later in this prospectus.

                                    ABOUT US


     We are a financial brokerage services firm serving institutional and retail investors through the Internet and traditional means. We also enable other broker dealers to complete their customers' brokerage transactions by providing securities order execution services. In February 2000, we introduced a new service for financial institutions that enables them to offer brokerage services to their retail customers through the Internet using our established capabilities. We are currently marketing these private label brokerage services, but have not begun to provide them to any financial institutions. In addition, we plan to expand our business and diversify our revenue sources by offering securities clearing services to other broker dealers and fee-based portfolio investment advice to our retail customers.


     Our securities order execution services involve filling orders to purchase or sell securities received from approximately 80 independent broker dealers on behalf of their retail and institutional customers. We typically act as principal in these transactions and derive our order execution trading revenues, net, from the difference between the price paid when a security is bought and the price received when that security is sold. Therefore, we seek to take advantage of daily stock price fluctuations to maximize our revenues. We typically do not receive a fee or commission for providing order execution services. Approximately 59% of our 1999 revenues were derived from these services. We reduce the expenses associated with our order execution services by clearing our own trades. We believe that our ability to clear transactions, unlike many other order execution firms, provides us with a competitive advantage in that we are able to control costs and provide better service. We normally close out our trade positions at the end of each day and do not maintain securities inventory in order to reduce our risks from market volatility.


     We also provide financial brokerage services directly to our retail customers, including both individuals and small to mid-sized institutions such as hedge funds, money managers, mutual funds and pension funds. Approximately 33% of our 1999 revenues were derived from commissions and fees generated in connection with our retail financial brokerage services. Our retail customers can place their securities orders online through our secure website located at WWW.EMPIRENOW.COM or over the telephone by calling our client support desk at 1-800-lowfees (1-800-569-3337). We charge our customers an agreed upon brokerage commission. Our current online retail trading commissions start at $6.95 per trade and our broker assisted trades start at $19.00 per trade.


     In February 2000, we began offering our private label brokerage services to broker dealers and other financial institutions that want to provide expanded services to their retail customers. We intend to provide their retail customers the same level and range of products and services as we offer to our own retail customers and will charge their customers commissions and fees similar to those charged to our own retail customers. We plan to pay these institutions fees based on transaction volume generated by their retail customers. Additionally, we plan to offer fee-based investment advisory services to our customers by December 31, 2000.


     In January 2000, we received regulatory approval to provide clearing services for up to three unaffiliated broker dealers. Our clearing services involve account, settlement and delivery functions. We have begun marketing these clearing services, but are not yet providing them to any other broker dealer. We intend to seek further regulatory approval to increase the number of clearing service customers.



     We were incorporated in Florida in February 2000 and conduct all of our operations through three wholly owned subsidiaries that were incorporated in Florida in 1990, 1995 and 1999, respectively: Empire Financial Group, Inc., which provides our financial brokerage services, Advantage Trading Group, Inc., which provides our execution and clearing services and Empire Investment Advisors, Inc., through which we plan to offer fee-based investment advisory services.

                                 RECENT TRENDS


     The securities brokerage business has experienced rapid growth in transaction volumes in recent years. This growth is due to many factors including the emergence and dramatic growth of online trading via the Internet. As a result of the growth of the Internet, online trading is now the fastest growing segment of the discount securities brokerage business and is expected to continue to grow significantly. Cerulli Associates, an independent industry research firm, estimates that the number of U.S. households with Internet access will grow from 34 million in 1999 to approximately 107 million by 2003. Consequently, this trend is expected to greatly increase the number of households that will access financial products and services, including brokerage services, via the Internet. Cerulli expects online brokerage accounts to increase from approximately 11.5 million in 1999 to 33.9 million by 2003. Similiarly, estimates published by Cerulli and Forrester Research project that online brokerage assets will increase from approximately $750 billion to between $1.8 and $3.0 trillion over the same period.


                                   OUR GROWTH

     Our business has grown significantly during the past year:


     o Our total revenues increased 122% to $17,598,303 for the year ended December 31, 1999 from $7,933,999 in 1998 and 108% to $7,440,653 for the three months ended March 31, 2000 from $3,572,438 for the same period in 1999;



     o Our income before taxes increased 217% to $3,458,326 for the year ended December 31, 1999 from $1,090,584 in 1998 and 29% to $1,614,511 for the three months ended March 31, 2000 from $1,251,025 for the same period in 1999;



     o Our retail customer accounts increased 122% to approximately 10,000 at December 31, 1999 from approximately 4,500 at December 31, 1998 and 83% to approximately 11,000 at March 31, 2000 from approximately 6,000 at March 31, 1999; and



     o Our average trades per day increased 52% to approximately 1,224 during 1999 from approximately 803 during 1998 and approximately 71% to 2,005 for the three months ended March 31, 2000 from 1,175 for the same period in 1999.


                             OUR BUSINESS STRATEGY

     We plan to succeed in the financial brokerage business by offering order execution and other services to broker dealers and by providing competitively priced retail brokerage services. We believe that our proprietary and online technologies will provide us with competitive and cost advantages in our targeted businesses. We plan to grow our business while minimizing our costs by implementing the following business strategy:

     o Become a leading order execution services provider to broker dealers. We plan on aggressively marketing our established order execution capabilities to additional broker dealers to expand our business. We also plan to strengthen our relationships with these broker dealers by offering our proprietary online trade execution system in addition to our current telephone order capabilities. Successful implementation of these strategies should increase our transaction volume, which may increase our order execution trading revenues, net.

     o Become a leading provider of private label brokerage solutions for other financial institutions. We recently began offering private label brokerage solutions to broker dealers, banks, savings and loan institutions, credit unions, insurance companies and various other financial institutions that want to provide expanded services to their customers. We believe that this strategy of entering into agreements with institutions that have large customer bases will allow us to grow our own retail customer base rapidly and efficiently.

     o Increase our retail customer base. The proceeds from this offering will allow us to increase our marketing and promotional programs targeting individuals, affinity groups, financial planners and investment advisors, as well as potential institutional private label customers. Further, we may expand our retail customer base by selectively acquiring broker dealers with established customer bases who may lack the necessary capital and other resources to grow their client base or develop their own online capability.

     o Utilize our clearing capabilities to diversify our revenue base. We recently received the necessary regulatory approvals to provide trade clearing services for up to three unaffiliated broker dealers and have begun marketing our clearing services to other broker dealers. We intend to diversify our revenue base and realize efficiencies by expanding our clearing operations.


     o Utilize technology to sustain business advantages. We have been successful in managing our costs through the in-house development and use of proprietary technology. We plan to continue to invest in the development of proprietary systems and software that we believe will enhance the cost structure of our businesses. We believe that our proprietary securities trading and processing software applications allow us to monitor our potential risks of losses from volatility, reduce our dependence on third party vendors and maintain low fixed processing and labor costs.


     o Supplement technology with personal interaction to increase transaction volume and increase retail customer retention. We understand our technology-based marketplace and are continually seeking to expand the features offered to our retail customers. However, we believe that our ability to offer access to client support representatives to complement electronic investing will help increase our transaction volume and improve customer retention rates.


     o Establish expertise in investment advisory services. We plan to offer fee-based portfolio investment advisory services to our retail and private label customers after we receive the necessary regulatory approvals which could occur by December 31, 2000. We have already registered as an investment adviser under the Investment Advisers Act of 1940 and have applied for state approvals. We believe this capability will distinguish us from many of our competitors and will result in stronger, more comprehensive relationships with our customers.


                               HOW TO CONTACT US

     Our principal executive offices are located at 1385 West State Road 434, Longwood, Florida 32750, and our telephone number is 1-800-lowfees (1-800-569-3337). Our website is located at WWW.EMPIRENOW.COM. Information on our website is not part of this prospectus.

                               ABOUT THE OFFERING

Common stock offered......................  3,200,000 shares

Common stock to be outstanding after the
  offering................................  11,200,000 shares

Use of net proceeds.......................  For account acquisition programs and advertising, new business initiatives, net capital and other general corporate purposes.

Proposed Nasdaq Symbol....................  EFHC

     The 11,200,000 shares of common stock to be outstanding after the offering do not include 480,000 shares that would be issued if the representative of the underwriters exercised its over-allotment option, 350,400 shares of common stock issuable upon the exercise of warrants to be issued to the representative of the underwriters and up to 1,000,000 shares of common stock that are reserved for issuance upon exercise of options that may be granted under our 2000 Stock Option Plan.


                 CONVERSION FROM S CORPORATION TO C CORPORATION



     We are currently an S corporation for federal income tax purposes and our taxable income is a direct liability of our current shareholders. We distributed $1,400,000 to our existing shareholders in April 2000 related to their tax liability for our net income for 1999.

     We will make a final distribution to our existing shareholders not later than April 15, 2001 to help them pay their income taxes arising from our earnings from January 1, 2000 until completion of this offering. We will distribute to them approximately 40.5% of our earnings for the period. For the three months ended march 31, 2000, 40.5% of our earnings equals approximately $654,000.


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     You should read the following summary of our financial statements in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the related notes, included in this prospectus.


                                          THREE MONTHS ENDED
                                              MARCH 31,                      YEAR ENDED DECEMBER 31,
                                      --------------------------    -----------------------------------------
                                         2000           1999           1999           1998           1997
                                      -----------    -----------    -----------    -----------    -----------
Statement of Income Data:
  Order execution trading revenues,
     net............................. $ 3,783,452    $ 2,764,311    $10,441,910    $ 5,681,892    $ 4,612,693
  Commissions and fees...............   3,096,334        639,680      5,867,121      2,022,433      1,487,379
  Total revenues.....................   7,440,653      3,572,438     17,598,303      7,933,999      6,325,073
  Net income.........................   1,614,511      1,251,025      3,458,326      1,090,584        696,678
                                      -----------    -----------    -----------    -----------    -----------
  Earnings per share--basic and
     diluted......................... $       .20    $       .16    $       .43    $       .14    $       .09
                                      ===========    ===========    ===========    ===========    ===========
Unaudited pro forma information:
  Net income before income taxes..... $ 1,614,511    $ 1,251,025    $ 3,458,326    $ 1,090,584    $   696,678
  Provision for income taxes.........     607,000        470,000      1,300,000        410,000        262,000
                                      -----------    -----------    -----------    -----------    -----------
  Net income......................... $ 1,007,511    $   781,025    $ 2,158,326    $   680,584    $   434,678
                                      ===========    ===========    ===========    ===========    ===========
  Pro forma earnings per share--
     basic and diluted............... $       .13    $       .10    $       .27    $       .09    $       .05
                                      ===========    ===========    ===========    ===========    ===========
Weighted average shares
  outstanding........................   8,000,000      8,000,000      8,000,000      8,000,000      8,000,000



                                                                          MARCH 31, 2000            DECEMBER 31, 1999
                                                                    --------------------------      -----------------
                                                                      ACTUAL       AS ADJUSTED          ACTUAL
                                                                    -----------    -----------      -----------------
Balance Sheet Data:
  Cash and cash equivalents.....................................    $ 2,594,895    $34,180,895         $ 1,880,142
  Total assets..................................................     30,973,584     62,157,389          22,166,240
  Total liabilities.............................................     26,659,013     28,712,890          19,016,198
  Shareholders' equity..........................................      4,314,571     33,444,499           3,150,042


     We have operated as S corporations, and, accordingly, our taxable income has been taxed directly to our shareholders. Pro forma net income amounts assume that we were subject to federal income taxes and taxed as a C corporation at the tax rates in effect for the periods presented. On the effective date of this offering, our election to be treated as an S corporation will automatically terminate, and we will be subject to federal income taxes. See Note 2 to our consolidated financial statements.


     The "As Adjusted" column reflects adjustments taking into account the sale of the shares of common stock in this offering (based on an assumed public offering price of $11.00 per share), the receipt of the estimated $31,586,000 net proceeds, the charge-off of $402,195 of deferred offering costs, the declaration of a distribution of $1,400,000 to our existing shareholders for tax payments related to 1999, which was paid in April 2000, and the expected payment to our existing shareholders of $653,877 relating to their tax liability for our earnings for the three months ended March 31, 2000.

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below before making an investment decision. Our business, financial condition and operating results could be adversely affected by any of the factors listed below, which could cause the trading price of our common stock to decline, and you could lose all or part of your investment.



DECREASED TRANSACTION VOLUME COULD REDUCE OUR REVENUES.



     Our revenues depend on the volume of securities transactions that we handle for our customers. Transaction volume in the securities industry can fluctuate widely. Decreases in the volume of transactions we handle could result in reduced revenues.



WE FACE RISKS ASSOCIATED WITH OUR ORDER EXECUTION SERVICES.



     Our order execution services involve the purchase and sale of securities predominantly as principal, instead of buying and selling securities as an agent for our customers. As a result, we own securities or are required to buy securities to complete customer transactions, and, therefore, are subject to risks associated with market price fluctuations.


WE ARE SUBJECT TO SECURITIES REGULATION AND FAILURE TO COMPLY COULD SUBJECT US TO PENALTIES OR SANCTIONS THAT COULD HARM OUR BUSINESS.


     Our business is subject to federal and state laws regulating the securities industry. In addition, the Securities and Exchange Commission, or the SEC, the National Association of Securities Dealers, Inc., or the NASD, and other self-regulatory organizations, as well as the various stock exchanges and state securities commissions, require strict compliance with their rules and regulations. Broker dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker dealers, use and safekeeping of clients' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. Failure to comply and disputes concerning compliance with any of these laws, rules or regulations could result in substantial expenses for us as well as censure, fines, the issuance of cease and desist orders or the suspension or expulsion as a broker dealer.


POTENTIAL GOVERNMENTAL REGULATION OF THE INTERNET AND ONLINE COMMERCE COULD HARM OUR BUSINESS.


     Our business could be harmed by future legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and other online services. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our trading systems and services and increase our cost of doing business. Regulatory requirements applicable to our business are discussed in "Business--Government Regulation--Additional Regulation" at page 32 of this propectus.


FAILURE TO COMPLY WITH NET CAPITAL REQUIREMENTS COULD SUBJECT US TO SUSPENSION OR REVOCATION OF OUR BROKER DEALER REGISTRATION BY THE SEC OR EXPULSION BY THE NASD.


     We are subject to stringent rules promulgated by the SEC, the NASD and various other regulatory agencies with respect to the maintenance of specific levels of net capital by securities brokers. Failure to maintain the required net capital may subject us to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD or other regulatory bodies and ultimately could require our liquidation. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against our net capital could limit our operations that require the intensive use of capital, such as the financing of client account balances.




FAILURE TO QUALIFY AS A FOREIGN CORPORATION COULD HARM OUR BUSINESS.



     Our subsidiaries, Advantage Trading Group, Inc. and Empire Financial Group, Inc. are both currently registered as broker dealers in all 50 states as well as Puerto Rico, but are qualified to do business as a foreign corporation in only a few states. Because our services are available over the Internet and we have customers in many states, we may be required to qualify as a foreign corporation. Failure to so qualify could result in the imposition of taxes and penalties that would increase our costs. Regulatory requirements applicable to our business are discussed in "Government Regulation--Additional Regulation" at page 32 of this prospectus.


INTENSE COMPETITION FROM EXISTING AND NEW BROKERAGE SERVICES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

     We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business. The market for online brokerage services is relatively new, rapidly evolving, intensely competitive and has few barriers to entry. We expect competition to continue and intensify in the future. Discount brokerage firms may continue to reduce their commission rates in an effort to offer the lowest transaction costs to investors. Many of these firms have greater transaction volume and offer a wider range of services than we do, which allows them to compensate for lower commission rates. Our current commission fees for online trading start at $6.95 per trade. Any rate reductions by us would adversely affect our profitability.

     Because many of our competitors have significantly greater financial, technical, marketing and other resources, offer a wider range of products and services and have more extensive client bases than us, they may be able to respond more quickly to new or changing opportunities, technologies and client requirements than us. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies than us. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products.

EMPLOYEE MISCONDUCT COULD HARM OUR BUSINESS.


     Because our business involves handling cash and marketable securities on behalf of our customers, employee misconduct could result in unknown and unmanaged risks or losses. Misconduct by employees could also include binding us to transactions that exceed authorized limits or present unacceptable risks or hiding from us unauthorized or unsuccessful activities.



WE FACE RISKS ASSOCIATED WITH MAKING ORDERFLOW PAYMENTS.



     We have arrangements with various investment banking and securities brokerage firms under which we pay them to send their trade orders to us for execution. This is known as paying for orderflow. Loss of the ability to have orders routed to us in this manner could reduce our transaction volume and therefore reduce our revenues. To attract orderflow, we must be competitive on:


     o providing enhanced liquidity to our customers;

     o the speed of our order execution;

     o payment for orderflow;

     o the sophistication of our trading technology; and

     o the quality of our customer service.

     This practice of paying for orderflow is widespread in the securities industry. However, there can be no assurance that the SEC, the NASD, courts or other regulatory agencies will continue to permit payments for orderflow.

WE FACE RISKS THAT OUR RETAIL CUSTOMERS MAY NOT REPAY US FOR CREDIT WE EXTEND TO THEM.


     We are subject to the risks inherent in extending credit to the extent that we permit our retail customers to purchase securities on a margin basis. In margin transactions, credit is extended to customers and secured by cash and securities in the client's account. Approximately 60% of our retail customers' purchase transactions during 1999 were completed on a margin basis through Advantage Trading Group, Inc., our subsidiary clearing firm, and Bear Stearns Securities Corp., an independent clearing broker which we have agreed to indemnify. Approximately 15% of all assets held in our retail customers' accounts are subject to margin obligations. Periods of volatile markets increase these risks because the value of the collateral held by us could fall below the amount borrowed by the customer. In such circumstances, we may be required to sell or buy securities at prevailing market prices and incur losses to satisfy customer obligations. As of March 31, 2000, we had extended approximately $21,957,000 in credit to our retail customers, accounting for approximately 71% of our total assets.


WE FACE RISKS ASSOCIATED WITH OUR CLEARING OPERATIONS.


     Errors in performing clearing functions and failure to comply with related regulatory requirements could create liabilities to affected customers and lead to civil penalties imposed by the SEC or the NASD. Clearing services include the confirmation, receipt, settlement and delivery functions involved in securities transactions. Clearing securities firms are subject to substantially more regulatory control and examination than non-clearing firms because clearing operations involve substantial risks of liability to customers due to clerical errors related to the handling of customer funds and securities. We are also required to maintain cash or qualified securities in a special reserve bank account for the exclusive benefit of our customers.



WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES IN A COST-EFFECTIVE MANNER.

     Our future success will depend, in part, on our ability to develop and use new technologies, respond to technological advances, enhance our existing services and products, and develop new services and products in a timely and cost-effective manner. The market for brokerage services and, particularly, electronic brokerage services over the Internet, is characterized by rapid technological change, changing client requirements, frequent service and product enhancements and introductions, and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards can render existing services or products obsolete and unmarketable.

INTERRUPTION OR LOSS OF CONTENT PROVIDED BY THIRD PARTIES COULD CAUSE US TO LOSE CUSTOMERS, HARMING OUR BUSINESS.


     We rely on third-party content providers for much of the financial information we offer through our website and are therefore dependent on the ability of third-party content providers to deliver content in a timely and consistent manner. Interruption or termination of our existing third-party content supply would require us to seek content from other third parties. Delays in obtaining replacement content could cause us to lose customers.


WE DEPEND HEAVILY ON COMPUTER SYSTEMS, AND SYSTEM FAILURES COULD HARM OUR BUSINESS.


     We rely heavily on various electronic media. We receive trade orders using the Internet and telephone. In addition, we process trade orders through our own systems and those of Bear Stearns Securities Corp., ABN Amro Incorporated, The Vantra Group, Inc. and SunGard Financial Systems, Inc. These methods of trading are heavily dependent on the integrity of the electronic systems supporting them.


     Heavy system traffic during peak trading times could cause our systems to operate at unacceptably low speeds or fail altogether. Any significant degradation or failure of our computer systems, those of our vendors, or any other systems in the trading process (e.g., online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers) could cause clients to suffer delays in trading. These delays could cause substantial losses for our clients and could subject us to claims from clients for losses, including litigation claiming fraud or negligence. As a result, our revenues may decline and our business reputation may be adversely affected. Our computer systems are also vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage or computer viruses.

     Several prominent websites, including Yahoo.com, eBay.com and Buy.com, were recently shut down temporarily due to attacks by computer criminals. These attacks exploit security gaps in computer systems by planting software known as "zombies" on unsuspecting computers through the Internet. Zombie software can then be remotely activated to cause infected computers to flood a targeted website with millions of messages, effectively blocking access to the site by legitimate users. Our business could be harmed if our website was subjected to such an attack.

COMPROMISES OF OUR SYSTEMS' SECURITY COULD HARM OUR BUSINESS.

     Any compromise of our systems' security could harm our business. The secure transmission of confidential information over public networks is a critical element of our operations. We rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. Moreover, we continually evaluate advanced encryption technology to ensure the continued integrity of our systems. However, we cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other means our vendors and we use to protect client transaction and other data.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY AGAINST INFRINGEMENT.

     Our business depends to a significant degree on our proprietary internal trade execution and clearing software applications. We rely on copyright and trade secret protection for these applications. Unlike patent protection, copyright and trade secret rights do not protect against competitors developing similar applications independently. Development and use of similar software applications by our competitors could adversely affect our ability to compete effectively.

WE MAY FACE CLAIMS OF INFRINGEMENT.


     Other parties may in the future claim that we infringe their intellectual property rights. Regardless of whether any such claims are valid, claims of infringement could be time-consuming and expensive to defend, could divert our resources and our management's attention and could disrupt our business or increase our costs if we are forced to stop using any software, systems or processes.


WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL WHEN WE NEED IT.

     We currently anticipate that our available cash resources, combined with the net proceeds from the offering, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for the next
12 months. In the future, however, we may need to raise additional funds in order to support further expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. We cannot assure you that additional financing will be available when needed on terms favorable to us or on terms that will not result in dilution to our existing shareholders. Our line of credit is subject to annual renewal in September of each year. We cannot assure you that our line of credit will be renewed.

DISAGREEMENTS BETWEEN OUR CO-CHIEF EXECUTIVE OFFICERS COULD HINDER OUR GROWTH.

     Our management team is currently headed by our co-chairmen, co-chief executive officers and co-presidents, Kevin M. Gagne and Richard L. Goble. Messrs. Gagne and Goble may disagree in the future regarding business decisions. Our bylaws provide that disagreements between our co-chairmen, co-chief executive officers and co-presidents will be decided by our board of directors. Nevertheless, our business could suffer if we frequently have to resort to this dispute resolution procedure.

KEVIN M. GAGNE AND RICHARD L. GOBLE OWN MOST OF OUR COMMON STOCK AND CONTROL US.

     Upon completion of this offering, our co-chairmen, co-chief executive officers and co-presidents, Kevin M. Gagne and Richard L. Goble, will beneficially own approximately 71% of our common stock. Accordingly, following completion of this offering, these two individuals will control us and have the power to, among other matters, elect all directors, increase our authorized capital stock or cause us to dissolve, merge or sell our assets. Messrs. Gagne and Goble have also entered into a voting agreement under which they have agreed that corporate actions requiring their vote as shareholders will require the approval of both of them, so that neither of them can act unilaterally, thus strengthening their collective control of us. The voting agreement provides that, if Messrs. Gagne and Goble are unable to agree as to a particular proposal to be voted upon by our shareholders, they each agree to abstain from voting, which may have the effect of preventing the other shareholders from approving the proposal. Messrs. Gagne and Goble have also entered into a shareholder agreement pursuant to which each of them has granted to the other a right of first refusal (except in limited circumstances) to purchase any shares of our common stock owned by them, thus further strengthening their collective control of us.


     Each of Messrs. Gagne and Goble has also entered into an employment agreement with us for an initial term expiring on December 31, 2005. As a result, they have the right to control our business and operations as our most senior officers. Additional discussion of these employment agreements is found at "Directors and Executive Officers--Employment Agreements" at page 35 of this prospectus.


INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.


     This offering involves an immediate and substantial dilution of $8.01 per share (72.9%) between the net tangible book value per share after the offering and the initial public offering price per share, assuming an initial public offering price of $11.00 per share.


THERE HAS BEEN NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK AND OUR STOCK PRICE MAY BE VOLATILE.


     Prior to this offering, there has been no public market for our common stock. We have applied for listing of our common stock on The Nasdaq National Market; however, we cannot assure you that an active trading market will develop or be sustained. The initial public offering price will be determined by negotiations between us and Wachovia Securities, Inc., the representative of the underwriters, and may not be indicative of the actual value of the common stock and may bear no relationship to the price at which the common stock will trade after completion of this offering. The market price of our common stock may be subject to wide fluctuations in response to variations in operating results, general trends in our industry, actions taken by competitors, the overall performance of the stock market and Internet stocks in particular and other factors.


THERE ARE MANY SHARES ELIGIBLE FOR FUTURE SALE AND SALES OF THOSE SHARES COULD REDUCE THE MARKET PRICE.

     The 3,200,000 shares of common stock offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933 by persons other than "affiliates" within the meaning of Rule 144 under the Securities Act. The holders of the remaining 8,000,000 shares of common stock generally will be entitled to sell these shares in the public securities market commencing in February 2001, without registration under the Securities Act to the extent permitted by Rule 144 under the Securities Act. In addition, the holders of these restricted shares have agreed not to sell or dispose of those shares for a period of 180 days from the date of this prospectus without the written consent of Wachovia Securities, Inc. Future sales of a substantial amount of our common stock in the public market, or the perception that future sales may occur, could reduce the market price of our common stock.

WE MAY ISSUE PREFERRED STOCK WITH PREFERENTIAL RIGHTS THAT MAY ADVERSELY AFFECT YOUR RIGHTS.


     The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. Preferred stock could be issued to discourage, delay or prevent a change in our control. Our articles of incorporation authorize our board of directors to issue 1,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of these shares without further shareholder approval. The holders of preferred stock will have a preference on the receipt of dividends and payment upon liquidation compared to the holders of our common stock.


CERTAIN PROVISIONS OF FLORIDA LAW MAY DISCOURAGE, DELAY OR PREVENT A CHANGE OF CONTROL WHICH MIGHT OTHERWISE BE BENEFICIAL TO OUR SHAREHOLDERS.

     Certain provisions of the Florida Business Corporation Act could delay, defer or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, even if these events could be beneficial to our shareholders. These provisions could also limit the price that certain investors might be willing to pay in the future for our common stock. In addition, Florida has certain laws that may deter or frustrate takeovers of Florida corporations, although we have at the present time opted out of these statutes.

                 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

     Forward-looking statements represent our judgment about the future and are not based on historical facts. These statements are typically identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" and similar expressions or variations. Certain important factors may affect our actual results and could cause those results to differ materially from any forward-looking statements made in this prospectus or that are otherwise made by us or on our behalf.


     Investing in our common stock is risky. You should carefully consider the risks and uncertainties identified in this prospectus, including the factors described in the preceding risk factors, and our financial statements and the related notes before making an investment decision. Our business, operating results and financial condition could be adversely affected by any of the preceding risks. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.


                        DETERMINATION OF OFFERING PRICE


     Prior to this offering, there has been no public market for our common stock. As a result, the offering price for our common stock has been determined by discussions between us and Wachovia Securities, Inc., the representative of the underwriters, which is acting as a qualified independent underwriter. The offering price is based on Wachovia's recommendations, and may not necessarily be related to our asset value, net worth, or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, include the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure, our past performance and future plans for products and services.

                                USE OF PROCEEDS


     We estimate we will receive approximately $31,586,000 from the sale of 3,200,000 shares of common stock offered at an assumed initial public offering price of $11.00 per share after deducting the underwriting discount, approximately $320,000 to be paid to Mr. Donald A. Wojnowski Jr., who will become our vice president business development effective as of the date of this prospectus, as a finder's fee and additional offering expenses payable by us (estimated to be approximately $830,000). We expect to use the net proceeds as follows:



Account Acquisition Programs and Advertising....  $  15,000,000  Represents costs associated with acquisitions of other broker dealers, establishment of
                                                                 additional relationships with broker dealers for
                                                                 their clearing and trade execution business and
                                                                 advertising efforts.
New Business Initiatives........................      9,000,000  Represents expenses associated with expanding
                                                                 our product and service offerings, including our
                                                                 private label brokerage solutions, investment
                                                                 advisory services and clearing operations.
Increase Net Capital............................      7,586,000  Represents increase in net capital.
                                                  -------------
     Total......................................  $  31,586,000
                                                  =============


     If the underwriters exercise their over-allotment option in full, we will realize additional net proceeds of approximately $4,900,000, based on an assumed initial public offering price of $11.00 per share after deducting the underwriting discount, which will be added initially to our net capital.

     This represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. This estimate is based on certain assumptions, including continued expansion of our client base and corresponding increases in revenues and that the proposed expansion of our products and services can be completed without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate, we may undertake new programs or activities that will require considerable additional expenditures, or unforeseen expenses may occur.

     From time to time we evaluate potential opportunities for acquisitions of complimentary businesses, including other broker dealers, but we cannot assure you that we will complete any particular acquisition. We have no present commitment or agreement with respect to a material acquisition of another business.

     Based on currently proposed plans and assumptions relating to implementing our business plans, we believe that the proceeds of this offering, combined with cash flow from operations, will enable us to fund our presently anticipated operations for at least the next 12 months. However, if our plans change, our assumptions change or prove to be inaccurate or if the proceeds of this offering and our operating cash flow otherwise prove to be insufficient to implement our business plans, we may find it necessary or desirable to reallocate a portion of the proceeds within the above-described categories, use proceeds for other purposes, seek additional financing or curtail our operations or plans. We cannot assure you that any additional financing will be available to us on acceptable terms, or at all.

     Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                DIVIDEND POLICY


     From time to time we paid dividends to our existing shareholders during 1998, 1999 and the period from January 1, 2000 to the date of this prospectus in the amounts of $304,241, $2,247,574 and $1,849,982, respectively. We are currently an S corporation for federal tax purposes and our taxable income is a direct liability of our current shareholders. We will make a final distribution to our existing shareholders not later than April 15, 2001 to help them pay their income taxes arising from our earnings from January 1, 2000 until completion of this offering. We will distribute to them approximately 40.5% of our earnings for the period. For the three months ended march 31, 2000, 40.5% of our earnings equals approximately $654,000.

taxes arising from our earnings from January 2000 until the completion of this offering. We will distribute to them approximately 40.5% of our earnings for this period.


     We will automatically become a C corporation effective with the completion of this offering, and we do not intend to pay any other dividends to our shareholders for the foreseeable future. We intend to retain any earnings to finance the development and expansion of our business. Payment of dividends in the future will be subject to the discretion of our board of directors and will depend on our ability to generate earnings, our need for capital and our overall financial condition among other factors.

                                    DILUTION

     The difference between the initial public offering price per share of our common stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Pro forma net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


     As of March 31, 2000, our pro forma net tangible book value was $1,858,499 or $.23 per share of common stock. Pro forma net tangible book value represents the amount of our total assets, less any intangible assets, total liabilities, S corporation distributions for 1999 in the amount of $1,400,000 and the expected payment to our existing shareholders of approximately $654,000 relating to their tax liability for our earnings for the three months ended March 31, 2000. After giving effect to the sale of the 3,200,000 shares of common stock offered through this prospectus, and after deducting the underwriting discount, finder's fee and other estimated expenses of the offering, our adjusted pro forma net tangible book value as of March 31, 2000, would have been $33,444,499 or $2.99 per share. This represents an immediate increase in net tangible book value of $2.76 per share to existing shareholders and an immediate dilution of $8.01 per share to investors in the offering. The following table illustrates this per share dilution:



Initial public offering price..................................................................             $   11.00
  Pro forma net tangible book value before offering............................................  $     .23
  Increase attributable to investors in this offering..........................................       2.76
  Net tangible book value after offering.......................................................                  2.99
                                                                                                            ---------
Dilution to new investors......................................................................             $    8.01
                                                                                                            =========



     If the underwriters exercise their over-allotment option in full, the pro forma adjusted net tangible book value per share of common stock after the offering would be $3.28 which would result in dilution to your investment of $7.72 per share of common stock.



     The following table shows, at March 31, 2000, a comparison of the total number of shares of common stock purchased from us, the total consideration paid and the average price paid per share by existing common shareholders and to be paid by investors who purchase shares of common stock in this offering:


                                                       SHARES PURCHASED        TOTAL CONSIDERATION
                                                     ---------------------    ----------------------    AVERAGE PRICE
                                                       NUMBER      PERCENT      DOLLARS      PERCENT    PER SHARE
                                                     ----------    -------    -----------    -------    -------------
Existing Shareholders.............................    8,000,000       71%     $   264,379        1%        $  0.03
New Investors.....................................    3,200,000       29       35,200,000       99           11.00
                                                     ----------     -----     -----------     -----
  Total...........................................   11,200,000      100%     $35,464,379      100%
                                                     ==========     =====     ===========     =====

     The above table assumes no exercise of the underwriters' over-allotment option to purchase an additional 480,000 shares of common stock and does not give effect to up to 1,000,000 shares of common stock issuable upon the exercise of options that may be granted under our 2000 Stock Option Plan or 350,400 shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters. If the underwriters' over-allotment option is exercised in full, the new investors will have paid $40,480,000 for 3,680,000 shares of common stock, representing approximately 32% of the total number of shares of common stock outstanding.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of March 31, 2000, as adjusted to give effect to the sale of 3,200,000 shares of common stock offered in this offering at an assumed public offering price of $11.00 per share and the receipt of the net proceeds from the sale. You should read this table in conjunction with our consolidated financial statements and the notes included elsewhere in this prospectus.



                                                                                            MARCH 31, 2000
                                                                                      --------------------------
                                                                                        ACTUAL       AS ADJUSTED
                                                                                      -----------    -----------
Short-term borrowings from banks...................................................   $ 6,254,000    $ 6,254,000
Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000 shares authorized, none issued and
     outstanding...................................................................            --             --
  Common stock, $.01 par value, 100,000,000 shares authorized; 8,000,000 shares issued and outstanding, actual; 11,200,000 shares issued and outstanding, as
     adjusted......................................................................        80,000        112,000
  Additional paid-in capital.......................................................       184,379     33,332,499
  Retained earnings................................................................     4,050,192             --
                                                                                      -----------    -----------
Total shareholders' equity.........................................................   $ 4,314,571    $33,444,499
                                                                                      -----------    -----------
Total capitalization...............................................................   $10,568,571    $39,698,499
                                                                                      ===========    ===========

     The above table assumes no exercise of the underwriters' over-allotment option to purchase an additional 480,000 shares of common stock, does not give effect to up to 1,000,000 shares of common stock issuable upon the exercise of options that may be granted under our 2000 Stock Option Plan or 350,400 shares of common stock issuable upon exercise of warrants to be issued to the representative of the underwriters. Further, the above table does not reflect the issuance of such warrants. Upon assistance of the warrants, we will record the fair value of the warrants in shareholders' equity with a corresponding reduction in additional paid in capital.



     The "As Adjusted" column reflects adjustments to take into account the sale of 3,200,000 shares of common stock in this offering at an assumed initial public offering price of $11.00 per share and the application of the net proceeds therefrom (after deducting the underwriting discount, finder's fee and the estimated expenses of this offering). These figures are further adjusted to reflect the charge-off of deferred offering costs of $402,195 and the declaration of a distribution paid to our existing shareholders in April 2000 in the amount of $1,400,000, the expected payment to our existing shareholders of approximately $654,000 relating to their tax liability for our earnings for the three months ended March 31, 2000 and also includes a reclassification in the amount of $1,996,315 from retained earnings to additional paid-in capital by our existing shareholders, as a result of the automatic conversion to a C corporation upon completion of this offering.

                        SELECTED CONSOLIDATED FINANCIAL DATA


     The following selected consolidated financial data is qualified by reference to, and should be read in conjunction with, our audited consolidated financial statements and the notes to those statements, our unaudited interim consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. We have operated as S corporations, and, accordingly, our taxable income has been taxed directly to our shareholders. Unaudited pro forma information assumes that we were subject to federal income taxes and taxed as a C corporation at the tax rates in effect for the periods presented.



                                    THREE MONTHS ENDED
                                         MARCH 31,                                 YEAR ENDED DECEMBER 31,
                                 -------------------------     ---------------------------------------------------------------
                                    2000          1999            1999          1998         1997         1996         1995
                                 -----------   -----------     -----------   ----------   ----------   ----------   ----------
Statement of Income Data:
  Revenues:
    Order execution
      trading revenues,
      net.................       $ 3,783,452   $ 2,764,311     $10,441,910   $5,681,892   $4,612,693   $1,861,528   $  495,686
    Commissions and fees..         3,096,334       639,680       5,867,121    2,022,433    1,487,379      925,707      566,058
    Orderflow.............            93,511       122,699         370,139      149,246      209,522      301,915      229,076
    Interest..............           324,143       100,902         679,432       66,675           --           --           --
    Other.................           143,213       (55,154)        239,701       13,753       15,479       72,907       73,864
                                 -----------   -----------     -----------   ----------   ----------   ----------   ----------
                                 $ 7,440,653   $ 3,572,438     $17,598,303   $7,933,999   $6,325,073   $3,162,057   $1,364,684
                                 -----------   -----------     -----------   ----------   ----------   ----------   ----------
  Expenses:
    Employee compensation
      and benefits........         1,913,428       820,182       4,708,879    2,715,069    2,415,490    1,200,386      535,233
    Commissions and
      clearing costs......         1,691,918       273,314       2,954,583    1,345,528    1,102,466      427,421      207,609
    Orderflow payments....           779,556       707,890       2,775,599    1,661,488    1,617,153      713,742      199,630
    Interest..............           102,162        51,555         353,668       44,363        1,360        1,079          687
    Communications and
      data processing.....           271,179       137,493         672,778      164,829       70,482      220,137       68,336
    General and
      administrative......           925,312       244,919       2,113,336      642,845      286,986      286,235       96,981
    Advertising...........           142,587        86,060         561,134      269,293      134,458       72,660        5,510
                                 -----------   -----------     -----------   ----------   ----------   ----------   ----------
                                   5,826,142     2,321,413      14,139,977    6,843,415    5,628,395    2,921,660    1,113,986
                                 -----------   -----------     -----------   ----------   ----------   ----------   ----------
  Net income..............       $ 1,614,511   $ 1,251,025     $ 3,458,326   $1,090,584   $  696,678   $  240,397   $  250,698
                                 ===========   ===========     ===========   ==========   ==========   ==========   ==========
  Earnings per share--
    basic and diluted.....       $       .20   $       .16     $       .43   $      .14   $      .09   $      .03   $      .03
                                 ===========   ===========     ===========   ==========   ==========   ==========   ==========
  Unaudited pro forma
    information:
    Income before income
      taxes...............       $ 1,614,511   $ 1,251,025     $ 3,458,326   $1,090,584   $  696,678   $  240,327   $  250,690
    Provision for income
      taxes...............           607,000       470,000       1,300,000      410,000      262,000       90,000       94,000
                                 -----------   -----------     -----------   ----------   ----------   ----------   ----------
    Net income............       $ 1,007,511   $   781,025     $ 2,158,326   $  680,584   $  434,678   $  150,327   $  156,690
                                 ===========   ===========     ===========   ==========   ==========   ==========   ==========
    Pro forma earnings per
      share--basic and
      diluted.............       $       .13   $       .10     $       .27   $      .09   $      .05   $      .02   $      .02
                                 ===========   ===========     ===========   ==========   ==========   ==========   ==========
  Weighted average shares
    outstanding--basic and
    diluted...............         8,000,000     8,000,000       8,000,000    8,000,000    8,000,000    8,000,000    8,000,000
Balance Sheet Data (at
  period end):
  Total assets............       $30,973,584                   $22,166,240   $8,860,788   $1,501,802   $1,047,379   $  953,267
  Total liabilities.......        26,659,013                    19,016,198    6,921,498      348,855      339,077      511,085
  Shareholders' equity....         4,314,571                     3,150,042    1,939,290    1,152,947      708,302      442,182

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     We were incorporated in February 2000 and at that time acquired all of the outstanding capital stock of Empire Financial Group, Inc., Advantage Trading Group, Inc. and Empire Investment Advisors, Inc. from our co-chief executive officers, co-presidents and co-chairmen of the board, Kevin M. Gagne and Richard
L. Goble, the former co-owners of these entities. In exchange, we issued an aggregate of 8,000,000 shares of our common stock, half of these shares to Mr. Gagne and the other half to Mr. Goble. Our business is conducted entirely through our wholly owned subsidiaries. Accordingly, the following discussion and analysis of our financial condition and results of operations is based on the combined results of these businesses.

     Our securities order execution services involve filling orders to purchase or sell securities received from approximately 80 independent broker dealers on behalf of their retail customers. We typically act as principal in these transactions and derive our order execution trading revenues, net, from the difference between the price paid when a security is bought and the price received when that security is sold. We typically do not receive a fee or commission for providing order execution services. At the end of each day, we normally close out our trade positions and do not maintain securities inventory in order to reduce our risks from market volatility.

     We are also a financial brokerage services firm providing discount brokerage services directly to retail and institutional customers. Our retail customers can place their securities orders online through our secure website located at www.empirenow.com or over the telephone at 1-800-lowfees (1-800-569-3337). We provide our retail customers access to useful financial products and services through our website and by telephone. Our customers may, upon request, also receive advice from our brokers regarding mutual funds and bonds. Our brokers do not provide advice regarding specific equity securities or options.

     We added clearing capabilities for our order execution business in 1996 and for our financial brokerage services business in 1998. Prior to that, we cleared all of our customer equity and option transactions through third-party clearing firms that processed our trades, prepared transaction confirmations and acted as the custodian for our customer's securities. Clearing services involve the confirmation, receipt, settlement, custody and delivery functions involved in securities transactions. We began hiring associates to perform these functions in August 1997 and incurred significant non-recurring costs to hire and train our associates, as well as systems integration costs during this period. The addition of clearing capabilities has allowed us to clear approximately 94% of our total trades during 1999 and to realize significant cost savings that allow us to competitively price our services. Our direct costs per transaction that we clear have decreased approximately 67% since implementing clearing operations.

     Our subsidiary, Advantage Trading Group, Inc., currently provides clearing services for approximately 75% of the transactions initiated by our subsidiary Empire Financial Group, Inc. Advantage recently received the necessary regulatory approvals to provide trade clearing services for up to three unaffiliated broker dealers and has begun marketing its clearing services to other broker dealers.

SOURCES AND DESCRIPTION OF REVENUES

  Order execution trading revenues, net


     Approximately 59% of our 1999 revenues, and approximately 51% of our first quarter 2000 revenues consist of order execution trading revenues, net. Order execution trading revenues are generated from the difference between the price we pay to buy securities and the price we are paid when we sell securities. Volatility of stock prices, which can result in significant price fluctuations in short periods of time, may result in trading gains or losses. Our order execution trading revenues are dependent on our ability to evaluate and act rapidly on market trends and manage risk successfully. We typically act as principal in these transactions and do not receive a fee or commission for providing order execution services.

  Commissions and Fees


     Approximately 33% of our 1999 revenues and approximately 42% of our first quarter 2000 revenues consist of commissions and fees. Commissions and fees include revenues generated from transactional fees charged to retail and institutional customers. Commissions and fees also include mutual fund transaction commissions and trailer fees, which are periodic fees paid by mutual funds as an incentive to keep assets invested with them over time. Transactional fees charged to retail and institutional customers are primarily affected by changes in transaction volumes and changes in the commission or fee rates charged per transaction. The significant growth in daily average trading volumes in the U.S. and major global equities markets, combined with our introduction of online trading services, has increased our trading volume.


  Orderflow


     Approximately 2% of our 1999 revenues and approximately 1% of our first quarter 2000 revenues consist of orderflow payments. We send retail transactions to other broker dealers in exchange for monthly payments, referred to as orderflow payments, based on the number of shares involved in the transactions.


  Interest


     Approximately 4% of our 1999 and first quarter 2000 revenues consist of interest revenues. Interest revenues consist of profits from the interest we charge retail customers when they borrow from us.


  Other


     Approximately 1% of our 1999 revenues and 2% of our first quarter 2000 revenues consist of other income. Other income derives from miscellaneous items, including net gains on investments and fees (other than the order execution trading revenues, net and commissions and fees described above) charged to clients, as well as interest earned on our interest-bearing assets.


DESCRIPTION OF OPERATING EXPENSES

  Employee compensation and benefits


     Employee compensation and benefits, which includes salaries and wages, incentive compensation and related employee benefits and taxes, is our largest operating expense, accounting for approximately 33% of our 1999 and first quarter 2000 total expenses. Our registered representatives, which make up approximately half of our employees, are compensated primarily on a performance basis. Therefore, a significant portion of compensation and benefits expense will fluctuate based on our operating results.


  Commissions and clearing costs

     Commissions and clearing costs include commissions paid to independent brokers, fees paid to floor brokers and exchanges for trade execution costs, fees paid to third-party vendors for data processing services and fees paid to clearing entities for certain clearance and settlement services. Commissions and clearing costs generally fluctuate based on transaction volume.

  Orderflow payments


     We make payments to other broker dealers to compensate them for directing trades to us for execution. We make these payments monthly based on either per share prices or total transaction value.


  Interest

     Interest expenses consist of interest charges associated with our interest-bearing liabilities such as customer credit balances and drawdowns under our short-term bank loan.

  Communications and data processing

     Communications and data processing expenses consist primarily of costs related to our computer systems. Communications expenses include costs associated with traditional communications expenses, such as voice telephone and the costs to maintain our Internet access capabilities. These costs also include amounts paid to provide customers access to automated quote information, stock and option orders or account balance information.

  General and administrative

     Our general and administrative expenses consist primarily of legal, accounting and other professional fees, software consulting fees, travel and entertainment expenses, insurance coverage, depreciation, occupancy expenses and other similar operating expenses.

  Advertising

     Advertising expenses include television, online, print and direct mail advertising expenses and other costs incurred to create brand awareness, promote our product and service offerings and introduce new products and services.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2000 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1999


     Total revenues for the three months ended March 31, 2000 increased $3,868,215, or 108%, to $7,440,653 from $3,572,438 reported for the three months ended March 31, 1999. Revenue growth in the three months ended March 31, 2000 was primarily due to the reasons described below.


     Order execution trading revenues, net, in the first quarter 2000 increased $1,019,141, or 37%, to $3,783,452 from $2,764,311 in the first quarter 1999, primarily due to an approximately 40% increase in the number of order execution transactions. The number of order execution trade transactions increased from 59,939 in the first quarter 1999 to 84,088 in the first quarter 2000.


     Commission and fee revenues in the first quarter 2000 increased $2,456,654, or 384%, to $3,096,334, from $639,680 for the first quarter 1999, primarily due to increased retail trading volume. Our retail customer accounts totaled approximately 11,000 at March 31, 2000 compared to approximately 6,000 at March 31, 1999, an increase of approximately 83%. Furthermore, in the first quarter 2000 we processed approximately 42,000 transactions for our retail customers versus approximately 14,000 in the first quarter 1999, an increase of approximately 200%.


     Orderflow revenues in the first quarter 2000 decreased $29,188, or 24%, to $93,511 from $122,699 in the first quarter 1999, primarily due to reductions in the rates realized on orderflow payments.


     Interest revenues in the first quarter 2000 increased $223,241, or 221%, to $324,143 from $100,902 in the first quarter 1999, an increase is directly attributable to the increase in receivables from customers' margin accounts of $12,331,383, or 128%, to $21,956,993 from $9,625,607 in the first quarter 1999.


     Other revenues in the first quarter 2000 increased $198,367, or 360%, to $143,213 from ($55,154) in the first quarter 1999, primarily as a result of the increase in miscellaneous income items, including interest income, miscellaneous fee revenues and net gains on investments.


     Total operating expenses in the first quarter 2000 increased $3,504,729, or 151%, to $5,826,142 from $2,321,413 in the first quarter 1999, due primarily to the reasons described below.


     Employee compensation and benefits in the first quarter 2000 increased $1,093,246, or 133%, to $1,913,428 from $820,182 in the first quarter 1999. The growth in employee compensation and benefits was consistent with and reflects the costs associated with our overall business growth. At March 31, 2000, we employed 98 people as compared to 38 at March 31, 1999.


     Commissions and clearing costs in the first quarter 2000 increased $1,418,604, or 519%, to $1,691,918 from $273,314 in the first quarter 1999. The primary reasons for the increase were increased volume and clearing costs incurred in connection with our retail trades for institutions.


     Orderflow payments increased $71,666, or 10%, to $779,556 in the first quarter 2000 from $707,890 in the first quarter 1999. The effect of increases in trading volume was partially offset by a reduction in orderflow payment rates per transaction.

     Interest expense in the first quarter 2000 increased $50,607 or 98%, to $102,162 from $51,555 in the first quarter 1999. The increase was principally due to interest incurred on short-term borrowings and interest paid on customer credit balances.


     Communications and data processing expenses in the first quarter 2000 increased $133,686, or 97%, to $271,179 from $137,493 in the first quarter 1999. This increase was attributable to costs associated with commencing our clearing operations, the establishment of online services and telephone communications and expenses related to establishment of backoffice support systems and quote services.


     General and administrative expenses in the first quarter 2000 increased $680,393, or 278%, to $925,312 from $244,919 in the first quarter 1999. The increase is primarily attributable to an increase of approximately $122,000 in consulting expenses, $162,000 in stationary, printing and office supplies and $102,000 in rental and facilities expenses.


     Advertising expenses in the first quarter 2000 increased $56,527, or 66%, to $142,587 from $86,060 in the first quarter 1999. The increase in advertising expenses was primarily due to costs incurred in connection with increased promotion of our general business activities. As a percentage of total revenues, advertising expenses were approximately 2% in each of first quarter 2000 and first quarter 1999.


     As a result of all of the foregoing factors, net income in the first quarter 2000 increased $363,486, or 29%, to $1,614,511, compared to $1,251,025 in the first quarter 1999. Net income does not reflect provision for income taxes, given that we have been an S corporation and will continue to be an S corporation until completion of this offering.

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH YEAR ENDED DECEMBER 31, 1998

     Total revenues for the year ended December 31, 1999 increased $9,664,304, or 122%, to $17,598,303 from $7,933,999 reported for the year ended
December 31, 1998. Revenue growth in 1999 was primarily due to reasons described below.

     Order execution trading revenues, net, in 1999 increased $4,760,018, or 84%, to $10,441,910 from $5,681,892 in 1998, due to an approximately 34%
increase in the number of order execution transactions and a 37% increase in the average profitability per trade. The number of order execution trade transactions increased from 175,661 in 1998 to 236,176 in 1999.

     Commission and fee revenues in 1999 increased $3,844,688, or 190%, to $5,867,121, from $2,022,433 for 1998, primarily due to increased retail trading volume. Our retail customer accounts totaled approximately 10,000 at December 31, 1999 compared to approximately 4,500 at December 31, 1998, an increase of approximately 122%. Furthermore, in 1999 we processed approximately 72,203 transactions for our retail customers versus approximately 26,686 in 1998, an increase of approximately 171%.

     Orderflow revenues in 1999 increased $220,893, or 148%, to $370,139 from $149,246 in 1998, reflecting primarily increases in the number of trades for which orderflow payments were received by us.

     Interest revenues in 1999 increased $612,757, or 919%, to $679,432 from $66,675 in 1998, and the increase is directly attributable to the increase in 1999 in receivables from customers' margin accounts of $10,584,611, or 212%, to $15,585,002 from $5,000,391 in 1998. The increase is primarily attributable to our commencing clearing operations, which allowed us to collect all interest on customer margin loans beginning in the last quarter of 1998.

     Other revenues in 1999 increased $225,948, or 1,643%, to $239,701 from $13,753 in 1998, primarily as a result of the increase in miscellaneous income items, including interest income, miscellaneous fee revenues and net gains on investments.

     Total operating expenses in 1999 increased $7,296,562, or 107%, to $14,139,977 from $6,843,415 in 1998, due primarily to the reasons described below.

     Employee compensation and benefits in 1999 increased $1,993,810, or 73%, to $4,708,879 from $2,715,069 in 1998. The growth in employee compensation and benefits was consistent with and reflects the costs associated with our overall business growth. At December 31, 1999, we employed 84 people as compared to 23 in 1998.

     Commissions and clearing costs in 1999 increased $1,609,055, or 120%, to $2,954,583 from $1,345,528 in 1998. The primary reasons for the increase were increased volume and clearing costs incurred in connection with our retail trades for institutions. As compared to related revenues, commissions and clearing costs increased by a lesser percentage because of the reduction in expenses realized through our clearing operations.

     Orderflow payments increased $1,114,111, or 67%, to $2,775,599 in 1999 from $1,661,488 in 1998. The effect of increases in trading volume was partially offset by a reduction in orderflow payment rates per transaction.

     Interest expense in 1999 increased $309,305, or 697%, to $353,668 from $44,363 in 1998. The increase was principally due to interest incurred on short-term borrowings and interest paid on customer credit balances during all of 1999, as compared to only the last quarter of 1998.

     Communications and data processing expenses in 1999 increased $507,949, or 308%, to $672,778 from $164,829 in 1998. This increase was attributable to costs associated with commencing our clearing operations, the establishment of online services and telephone communications and expenses related to establishment of backoffice support systems and quote services.

     General and administrative expenses in 1999 increased $1,470,491, or 229%, to $2,113,336 from $642,845 in 1998. The increase is primarily attributable to an increase of approximately $305,000 in professional and legal fees, $284,000 in computer consulting expenses, $231,000 in customer write-offs, $151,000 in arbitration awards and $150,000 in stationary, printing and general office supplies.

     Advertising expenses in 1999 increased $291,841, or 108%, to $561,134 from $269,293 in 1998. The increase in advertising expenses was primarily due to costs incurred in connection with increased promotion of our general business activities. As a percentage of total revenues, advertising expenses were approximately 3% in each of 1999 and 1998.

     As a result of all of the foregoing factors, net income in 1999 increased $2,367,742, or 217%, to $3,458,326, compared to $1,090,584 in 1998. Net income does not reflect provision for income taxes, given that we have been an S corporation and will continue to be an S corporation until completion of this offering.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

     Total revenues for the year ended December 31, 1998 increased $1,608,926, or 25%, to $7,933,999 from $6,325,073 reported for the year ended December 31, 1997. Revenue growth in 1998 was primarily due to the reasons described below.

     Order execution trading revenues, net, in 1998 increased $1,069,199 or 23% to $5,681,892 from $4,612,693 in 1997 primarily due to a 30% increase in overall volume of transactions performed for independent broker dealers. Our annual trading volume was 175,661 in 1998 as compared to 135,516 in 1997.

     Commission and fee revenues in 1998 increased $535,054 or 36% to $2,022,433 from $1,487,379 in 1997 due to increased trading volume, which was partially offset by lower commission rates per trade. For 1998, our trading volume for our retail customers was 26,686 versus 13,076 in 1997, or a 104% increase.


     Orderflow revenues in 1998 decreased $60,276 or (29%) to $149,246 from $209,522 in 1997, reflecting reductions in the rates realized on orderflow payments.


     Interest revenues in 1998 were $66,675, as compared to none in 1997. We commenced our clearing operations in the fourth quarter of 1998.

     Other revenues in 1998 decreased $1,726 or (11%) to $13,753 from $15,479 in 1997.

     Total operating expenses in 1998 increased $1,215,020, or 22% to $6,843,415 from $5,628,395 in 1997, due primarily to the reasons described below.

     Employee compensation and benefits in 1998 increased $299,579 or 12% to $2,715,069 from $2,415,490 in 1997. Employee compensation and benefit expenses are largely performance based and tend to increase with total revenue.

     Commissions and clearing costs in 1998 increased $243,062 or 22% to $1,345,528 from $1,102,466 in 1997, primarily as a result of the increase in trading volume.

     Orderflow payments remained relatively stable in 1998 compared to 1997.

     Interest expense in 1998 increased $43,003 or 3,162% to $44,363 from $1,360 in 1997, due to interest charges on loans taken to finance customer margin loans. The loan balance outstanding at December 31, 1998 was $942,000. At December 31, 1997, there was no loan balance outstanding, since we did not provide clearing operations at that date.

     Communications and data processing expenses in 1998 increased $94,347, or 134%, to $164,829 from $70,482 in 1997 mainly due to implementation of clearing operations in the fourth quarter of 1998.

     General and administrative expenses in 1998 increased $355,859, or 124%, to $642,845 from $286,986 in 1997, primarily due to the growth of our businesses and the commencement of clearing operations in the fourth quarter of 1998.

     Advertising expenses in 1998 increased $134,835, or 100%, to $269,293 from $134,458 in 1997 and is mainly attributable to increased marketing efforts.

     As a result of all of the foregoing factors, net income in 1998 increased by $393,906, or 57%, to $1,090,584 from $696,678 in 1997. Net income does not reflect provision for income taxes, given that we have been an S corporation and will continue to be an S corporation until completion of this offering.

LIQUIDITY AND CAPITAL RESOURCES

     We maintain a highly liquid balance sheet with the majority of our assets consisting of cash and cash equivalents and receivables from customers, brokers, dealers and clearing brokers arising from customer-related securities transactions. Receivables from customers consist primarily of collateralized customer margin loans, which are typically secured with marketable equity securities.


     At December 31, 1999, we had shareholders' equity of $3,150,042, representing an increase of $1,210,752 from December 31, 1998. At March 31, 2000, we had shareholders' equity of $4,314,571, representing an increase of $1,125,639 from March 31, 1999. Cash and cash equivalents at December 31, 1999 were $1,880,142 compared to $367,825 at December 31, 1998. Cash and cash equivalents at March 31, 2000 were $2,594,895 compared to $1,336,778 at March 31, 1999. In April 2000, we distributed $1,400,000 to our existing shareholders related to their tax liability for our net income for 1999.



     Net cash used in operating activities was $1,089,730 in 1999 versus $1,161,424 cash used in 1998. Net cash provided by operating activities was $1,032,529 for the three months ended March 31, 2000 versus $322,345 for the three months ended March 31, 1999. Our net cash used in operating (provided by) activities is materially impacted by changes in the brokerage-related assets and liabilities of our subsidiary, Advantage Trading Group, Inc.



     Net cash used in investing activities was $191,379 in 1999, compared to $77,086 in 1998. The increase was primarily due to increased expenditures for the purchase of property and equipment. Net cash used in investing activities was $138,796 for the three months ended March 31, 2000, compared to $7,167 for the three months ended March 31, 1999.



     Net cash provided by financing activities was $2,793,426 in 1999 and $637,759 in 1998. The net increase in 1999 was due to $5,041,000 in draws on our short-term bank loans, less $2,247,574 distributed to our shareholders. Net cash used in financing activities was $178,980 for the three months ended March 31, 2000, compared to net cash provided by financing activities of $653,775 for the three months ended March 31, 1999. We are currently permitted to borrow up to $15,000,000 under a short-term loan agreement with Firstar Corporation. The loan bears interest at 100 basis points above the federal funds rate of interest (approximately 6% at December 31, 1999) and is payable on demand. The short-term bank loan balance was $5,983,000 at December 31, 1999, and it was collateralized by $9,350,000 of customers' margin account securities. At March 31, 2000, the short-term bank loan balance was $6,254,000 and was collateralized by $12,239,000 of customers' margin account securities. The term of our current loan agreement has been extended to September 30, 2000.

     We are currently an S corporation for federal income tax purposes and our taxable income is a direct liability of our current shareholders. In April 2000, we distributed $1,400,000 to our existing shareholders related to their tax liability for our net income for 1999. We will automatically become a C corporation upon completion of this offering. We will make a final distribution to our existing shareholders not later than April 15, 2001 to help them pay their income taxes arising from our earnings from January 2000 until completion of this offering. We will distribute to them approximately 40.5% of our earnings for this period. For the three months ended March 31, 2000, 40.5% of our earnings equals approximately $654,000.


     Based on currently proposed plans and assumptions relating to the implementation of our business plan, we believe that the proceeds of this offering, combined with cash flow from operations, will enable us to fund our presently planned operations, both for at least 12 months and thereafter. If not, or if our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this offering and our operating cash flow otherwise prove to be insufficient to implement our business plans, we may require additional financing and may seek to raise funds through subsequent equity or debt financings or other sources. We cannot assure you that additional funds will be available in adequate amounts or on acceptable terms. If funds are needed but are not available, our business would be harmed.

NET CAPITAL REQUIREMENTS

     Our broker dealer subsidiaries, Advantage Trading Group, Inc. and Empire Financial Group, Inc., are subject to the requirements of the Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934. This rule requires that aggregate indebtedness, as defined, not exceed 15 times net capital, as defined. Rule 15c3-1 also provides for an "alternative net capital requirement" which, if elected requires that net capital be equal to the greater of $250,000 or 2% of aggregate debit items computed in applying the formula for determination of reserve requirements. Net capital positions of each of our broker dealer subsidiaries were as follows:


                                                                MARCH 31,                       DECEMBER 31,
                                                              -----------                 ------------------------
                                                                 2000                        1999          1998
                                                              -----------                 ----------    ----------
Advantage Trading Group, Inc.:
  (alternative method elected November 1999)
  Net capital...........................................      $ 2,261,084                 $2,233,982    $1,392,009
  Required net capital..................................          476,223                    350,766       458,751
                                                              -----------                 ----------    ----------
  Excess net capital....................................      $ 1,784,861                 $1,883,216    $  933,258
                                                              ===========                 ==========    ==========
  Ratio of aggregate indebtedness to net capital........              N/A                        N/A     4.94 to 1
  Net capital as a percentage of aggregate debit
     items..............................................              9.5%                      12.7%          N/A
Empire Financial Group, Inc.:
  Net capital...........................................      $ 1,061,575                 $  316,073    $  335,281
  Required net capital..................................          250,000                    250,000       250,000
                                                              -----------                 ----------    ----------
  Excess net capital....................................      $   811,575                 $   66,073    $   85,281
                                                              ===========                 ==========    ==========
  Ratio of aggregate indebtedness to net capital........        1.25 to 1                  2.08 to 1      .37 to 1


ACCOUNTING STANDARDS

     We intend to grant stock options to certain employees and consultants with an exercise price not less than the fair market value at the date of grant. Certain of these options will be granted as of the date of this prospectus. In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" or SFAS 123, issued by the Financial Accounting Standards Board or FASB, we will apply the intrinsic value method of accounting for employee stock compensation plans prescribed by Accounting Principles Opinion No. 25 rather than the fair value method of accounting prescribed by SFAS 123. We will be providing the required pro forma disclosures going forward.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" or SFAS
133. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS 133, as amended by SFAS

137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, with earlier application encouraged. We do not currently use derivative instruments and, therefore, do not expect that the adoption of SFAS 133 will have any impact on our financial position or results of operations.

CHANGE IN ACCOUNTANTS

     We engaged the independent accounting firm of PricewaterhouseCoopers LLP to act as our principal accountants and audit our financial statements for the year ended December 31, 1999.

     PricewaterhouseCoopers LLP replaced our former principal accountants, Sweeney, Gates & Co., effective as of January 14, 2000. The decision to change accountants was approved by our board of directors. During our two most recent fiscal years there were no disagreements with Sweeney, Gates & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sweeney, Gates & Co., would have caused it to make reference to the subject matter of the disagreements in connection with its report. We had no consultation with PricewaterhouseCoopers LLP prior to their engagement regarding application of any accounting principles or the type of audit opinion that they might render on our consolidated financial statements.

                                    BUSINESS

OVERVIEW


     We are a financial brokerage services firm serving institutional and retail investors through the Internet and traditional means. We also enable other broker dealers to complete their customers, brokerage transactions by providing securities order execution services. In February 2000, we introduced a new service for financial institutions that enables them to offer brokerage services to their retail customers through the Internet using our established capabilities. We are currently marketing these private label brokerage services, but have not begun to provide them to any financial institutions. In addition, we plan to expand our business and diversify our revenue sources by offering securities clearing services to other broker dealers and fee-based portfolio investment advice to our retail customers.



     Our securities order execution services involve filling orders to purchase or sell securities received from approximately 80 independent broker dealers on behalf of their retail and institutional customers. We typically act as principal in these transactions and derive our order execution trading revenues, net, from the difference between the price paid when a security is bought and the price received when that security is sold. Therefore, we seek to take advantage of daily stock price fluctuations to maximize our revenues. We typically do not receive a fee or commission for providing order execution services. In order to take full advantage of market volatility in providing order execution services, we have developed and implemented sophisticated software systems for transaction monitoring and risk management. We have also employed and trained personnel with the necessary expertise to efficiently provide our order execution services. We normally close out our trade positions at the end of each day and do not maintain securities inventory in order to reduce our risks from market volatility.



     We also provide financial brokerage services directly to our retail customers, including both individuals and small to mid-sized institutions such as hedge funds, money managers, mutual funds and pension funds. Approximately 33% of our 1999 revenues were derived from commissions and fees generated in connection with our retail financial brokerage services. Our retail customers can place their securities orders online through our secure website located at WWW.EMPIRENOW.COM or over the telephone by calling our client support desk at 1-800-lowfees (1-800-569-3337). We charge our customers an agreed upon brokerage commission. Our current online retail trading commissions start at $6.95 per trade and our broker assisted trades start at $19.00 per trade. We provide our retail customers access to useful financial products and services through our website and by telephone. Our retail customers may, upon request, also receive advice from our brokers regarding mutual funds and bonds. Our brokers do not provide advice regarding specific equity securities or options.



     In February 2000, we began offering private label brokerage solutions to broker dealers and other financial institutions that want to provide expanded services to their retail customers. Our private label solution benefits these institutions by providing them with an additional revenue source and allowing them to retain customers and increase traffic to their own website, potentially leading to additional business. We plan to provide their retail customers the same level and range of products and services as we provide to our own retail customers, and will charge their customers commissions and fees similar to those charged to our own retail customers. We plan to pay these institutions fees based on transaction volume generated by their retail customers.



     In January 2000, we received regulatory approval to provide clearing services for up to three unaffiliated broker dealers. Our clearing services involve account, settlement and delivery functions. We have begun marketing these clearing services but are not yet providing them to any other broker dealer. We intend to seek further regulatory approval to increase the number of clearing service customers beyond three broker dealers. We are also developing online order execution services, which we plan to integrate with our clearing operations. We believe that providing online order execution services with our clearing operations will strengthen our existing relationships with independent broker dealers, attract additional broker dealer clients seeking low cost, online order execution and clearing services and provide us with an additional revenue source.

     We plan to offer fee-based investment advisory services to our retail customers, which will assist us in establishing more comprehensive relationships with them. The investment advisory services we plan to provide include investment portfolio planning with recommendations on overall portfolio allocations for different types of investments based on each customer's long term needs, and recommendations regarding mutual fund and bond investments. We do not plan to provide recommendations regarding trades of particular equity securities. We plan to begin offering these services by December 31, 2000.



     We were incorporated in Florida in February 2000 and conduct all of our operations through our three wholly owned subsidiaries: Empire Financial Group, Inc., Advantage Trading Group, Inc. and Empire Investment Advisors, Inc., that were incorporated in Florida in 1990, 1995 and 1999, respectively. Each of these companies were owned by Messrs. Goble and Gagne. In February 2000, we acquired these companies from Messrs. Goble and Gagne solely in exchange for shares of our common stock. We conduct our discount brokerage business through Empire Financial Group, while Advantage Trading Group provides order execution services for independent broker dealers, as well as clearing and some trade execution services for Empire Financial Group. Empire Investment Advisors plans to offer fee-based investment advisory services to our retail customers.


SECURITIES BROKERAGE BUSINESS

     The securities brokerage business involves the purchase and sale of securities. A retail customer who desires to purchase or sell a specific security usually places a securities order with a broker dealer. Broker dealers, including us, charge retail customers a commission or fee for processing these orders. Our commission and fee revenues are derived entirely from commission or fees charged to retail customers.

     In order to fill the customer's order, the broker dealer generally places an order with an order execution service or market maker. The order execution service or market maker most often fills the order as principal by either buying or selling the specific security. Both order execution service firms and market makers obtain net revenues from the difference between the price paid when a specific security is bought and the price received when that security is sold. We offer order execution services to approximately 80 broker dealers and derive our order execution trading revenues, net, from these differences.

     Each securities transaction also involves clearing activities which include sending a confirmation to both the buyer and seller, obtaining payment from the buyer and custody of the security from the seller, and delivering payment to the seller and the security to the buyer. Companies that provide clearing services receive a fee for these services from the broker dealers involved in the securities transaction. We currently provide clearing services for most of the securities transactions initiated by our retail customers (thus saving clearing fees) and have regulatory approval initially to provide clearing services for up to three unaffiliated broker dealers, which will be a new revenue source for us.



RECENT TRENDS



     The securities brokerage business has experienced rapid growth in transaction volumes in recent years. This growth is due to many factors including the emergence and dramatic growth of online trading via the Internet. As a result of the growth of the Internet, online trading is now the fastest growing segment of the discount securities brokerage business and is expected to continue to grow significantly. Cerulli Associates, an independent industry research firm, estimates that the number of U.S. households with Internet access will grow from 34 million in 1999 to approximately 107 million by 2003. Consequently, this trend is expected to greatly increase the number of households that will access financial products and services, including brokerage services, via the internet. Cerulli expects online brokerage accounts to increase from approximately 11.5 million in 1999 to 33.9 million by 2003. Similiarly, estimates published by Cerulli and Forrester Research project that online brokerage assets will increase from approximately $750 billion to between $1.8 and $3.0 trillion over the same period.

OUR BUSINESS STRATEGY

     We plan to succeed in the financial brokerage business by offering order execution and other services to broker dealers and by providing competitively priced retail brokerage services. We believe that our proprietary and online technologies will provide us with competitive and cost advantages in our targeted businesses. We have developed our business infrastructure to provide a full range of securities brokerage services directly to our own customers, as well as to the customers of other financial institutions such as broker dealers and banks through private labeling of our retail customer services. We plan to grow our business while minimizing our costs by implementing the following business strategy:

     o Become a leading order execution services provider to broker dealers. We plan on aggressively marketing our established order execution capabilities to additional broker dealers to expand our business. We also plan to strengthen our relationships with these broker dealers by offering our proprietary online trade execution system in addition to our current telephone order capabilities. Successful implementation of these strategies should increase our transaction volume, which may increase our order execution trading revenues, net.

     o Become a leading provider of private label brokerage solutions for other financial institutions. We recently began to offer private label brokerage solutions to broker dealers, banks, savings and loan institutions, credit unions, insurance companies and various other financial institutions that want to provide expanded services to their customers. We believe that this business-to-business strategy of entering into agreements with institutions that have large customer bases will allow us to grow our own retail customer base rapidly and efficiently.

     o Increase our retail customer base. In addition to attracting retail customers through our private label brokerage solutions, the proceeds from this offering will allow us to increase our marketing and promotional programs targeting individuals, affinity groups, financial planners and investment advisors. Further, we may expand our retail customer base by selectively acquiring broker dealers with established customer bases who may lack the necessary capital and other resources to grow their client base or fully develop their own online capability.


     o Utilize our clearing capabilities to diversify our revenue base. We recently received the necessary regulatory approvals to provide trade clearing services for up to three other broker dealers and have begun marketing our clearing services to unaffiliated broker dealers. We intend to diversify our revenue base and realize efficiencies by expanding our clearing operations.



     o Utilize technology to sustain business advantages. We have been successful in managing our costs through the in-house development and use of proprietary technology. We plan to continue to invest in the development of proprietary systems and software that we believe will enhance the cost structure of our businesses. We believe that our proprietary securities trading and processing software applications allow us to monitor our potential risks of losses from volatility, reduce our dependence on third party vendors and maintain low fixed processing and labor costs.


     o Supplement technology with personal interaction to increase transaction volume and increase retail customer retention. We understand our technology-based marketplace and are continually seeking to expand the features offered to our retail customers. However, we believe that our ability to offer access to client support representatives to complement electronic investing will help increase our transaction volume and improve customer retention rates.


     o Establish expertise in investment advisory services. We plan to offer fee-based portfolio investment advisory services to our retail and private label customers via our website and traditional means after we receive regulatory approvals which could occur by December 31, 2000. We have already registered as an investment adviser under the Investment Advisers Act of 1940 and have applied for state approvals. We believe this capability will distinguish us from many of our competitors and will result in stronger, more comprehensive relationships with our customers.

OUR BUSINESS


     We enable other broker dealers to complete their customers' brokerage transactions by providing securities order execution services. We are also a financial brokerage services firm serving institutional and retail investors through the Internet and traditional means. We have trade clearing capabilities that support our businesses. We have also begun offering a combination of our execution, clearing and securities brokerage services as a private label securities trading solution for other financial institutions such as broker dealers, banks, savings and loan institutions, credit unions and insurance companies.


  Order Execution Services

     We provide order execution services for equity securities to approximately 80 independent broker dealers. Our current trade execution capabilities allow us to handle orders via telephone, and we are in the process of expanding our trade execution capabilities to include online orders. Order execution services consist of filling orders received from independent broker dealers to buy securities or sell securities. We typically act as principal in these transactions and derive our order execution trading revenue, net, from the difference between the price we pay when we buy a security and the price we receive when we sell that security. We typically do not receive a fee or commission for providing order execution services.

     Our order execution trading revenues, net, are dependent on our ability to take advantage of daily stock price fluctuations. Thus, we must be able to evaluate and act rapidly on market trends and manage risk successfully. Our methodology focuses on the dynamic, real-time analysis of market activity and price movements, which enables us to increase our revenues and manage risk better. Additionally, we have developed an internal trade order and risk management software application we refer to as the "e-blotter," which allows real-time analysis of our trading positions in individual securities and monitoring of our short and long positions and our aggregate profits and losses. We normally close out our trade positions at the end of each day and do not maintain securities inventories, which reduces our exposure to risk from market volatility.

  Retail Brokerage Services

     We provide securities brokerage services to retail investors, including both individuals and small to mid-sized institutions such as hedge funds, money managers, mutual funds and pension funds. We charge our customers an agreed upon brokerage commission. Our current online retail trading commissions start at $6.95 per trade and our broker assisted trades start at $19.00 per trade. Our client support representatives are available from 7:00 a.m. to 7:00 p.m. eastern time. We recently expanded our services to allow for after hours trading.

     Customers can directly place orders to buy and sell Nasdaq and exchange-listed securities, as well as equity and index options, through our automated order processing system. We support a range of order types, including market orders, limit orders (good-till-cancelled or day), stop orders and short sales. Our system automatically checks the parameters of an order, together with the customer's buying power and positions held, prior to executing an order. All listed market orders, subject to certain size limitations, are executed at the National Best Bid/Offer, or NBBO, or better at the time of receipt by a third market firm or exchange. The NBBO is a dynamically updated representation of the combined highest bid and lowest offer quoted across all United States stock exchanges and market makers registered in a specific stock. Eligible orders are exposed to the marketplace for possible price improvement, but in no case are orders executed at a price inferior to the NBBO. Limit orders are executed based on an indicated price and time priority. All Nasdaq market orders, subject to certain size limitations, are executed at the Best Bid/Offer or better at the time of receipt by the market maker.

     Our retail brokerage services are readily accessible to our brokerage customers through multiple gateways:

     o Internet Access. Customers using personal computers can access our brokerage services through the Internet by direct modem access. Our website, www.empirenow.com, combines an easy-to-use interface with the trading capabilities and financial content that experienced investors demand. We have designed our website to appeal to a broad range of retail investors, from novice to more sophisticated investors, particularly those seeking competitively priced online services. We intend to continually develop the features of our website and to position ourselves as the high value/low cost provider in our pricing segment.


     o Voice Telephone. We provide customers with a toll-free number to access our brokers and other client support representatives. We also provide our clients with direct access to our registered representatives and principals through our client support desk to allow them to execute trades other than online. Our brokers are committed to using their trading desks to obtain for our clients the fastest execution of their order at the best possible price at the time the order is given. As of March 31, 2000, our retail client support division consisted of 55 employees, of which 35 are registered representatives and principals.

     o Touch-tone Telephone. We have implemented a touch-tone telephone system to provide an alternate delivery channel for customers to access automated quote information, place stock and option orders, review account balances and check messages from any touch-tone telephone.


     o Wireless Communications. We are also in the process of implementing wireless communications systems allowing the use of pagers and other wireless non-voice based technology to process orders and receive market and account information.

  Margin Lending


     We make loans to customers collateralized by securities held in their accounts. Margin lending is subject to the margin requirements of the Federal Reserve and NASD and our internal policies, which are more stringent than those requirements. Under applicable NASD rules, in the event of a decline in the market value of the securities in a margin account, we are obligated to require the customer to deposit additional securities or cash in the account so that at all times the customer's equity in the account is at least 25% of the value of the securities in the account. Our current internal requirement, however, is that the customer's equity not fall below 35%. If it does, the customer will be required to increase the account's equity to 40%. We also restrict access to margin lending with regard to trading of certain stocks determined by us to be too volatile. Margin lending to customers constitutes the major portion of the basis on which our net capital requirements are determined under the SEC's Net Capital Rule. To the extent these activities expand, our net capital requirements will increase.


  Private Label Brokerage Solutions

     In February 2000, we began offering private label brokerage services to broker dealers, banks, savings and loan institutions, credit unions, insurance companies, financial planners and various other financial institutions that want to provide expanded services to their customers. Financial institutions are increasingly seeking to enter the securities brokerage business. Given the time and the complexity involved in obtaining the necessary regulatory approvals, one efficient method for financial institutions to enter the securities brokerage business is to contract with a third-party provider of online investing solutions in order to provide this packaged solution to their customers.

     Our private label brokerage solutions are designed to provide our full range of retail customer brokerage services through the financial institution's website. The website screens will have the financial institution's look and feel, with a reference to Empire Financial Group, Inc. as the provider for the services. Customers that use our services through these other financial institutions will have accounts directly with us and will be treated as our customers. We plan to charge the customers of these financial institutions similar fees we charge our own retail customers and plan to pay these institutions fees based on transaction volume generated by their retail customers.

     Our focus is to offer our services to smaller institutions that may lack the resources to efficiently implement their own brokerage solution. Our services benefit these institutions by allowing them to retain customers and their customer credit balances, create additional revenue sources and increase traffic to their own website, potentially leading to additional business. We have developed our own software systems to provide such services tailored to the needs of these institutions while providing the same level and range of products and services we offer to our own retail customers. We believe that this strategy will allow us to grow rapidly and efficiently by gaining access to the customer bases of other financial institutions.

  Clearing Operations

     Clearing operations include the confirmation, receipt, settlement, custody and delivery functions involved in securities transactions. We added clearing capabilities for our order execution business in 1996 and for our financial brokerage services business in 1998. Prior to that, we cleared all of our customer equity and option transactions through third-party clearing firms that processed our trades, prepared transaction confirmations and acted as the custodian for our customers' securities. The addition of clearing capabilities allowed us to clear approximately 94% of our total trades during 1999 and to realize significant cost savings that permit us to competitively price our services. Performing our own clearing operations allows us to retain customer free credit balances and securities for use in margin lending activities subject to SEC and NASD rules. In August 1998, we entered into a three-year agreement with SunGard Financial Systems, Inc. for the provision of computer services to support order entry, order routing, securities processing, customer statements, tax reporting, regulatory reporting and other services necessary to the management of a brokerage clearing business.

     The retail customer accounts we clear are carried on a fully disclosed basis with our subsidiary, Advantage Trading Group, Inc. Our clients' securities positions and credit balances carry $2,000,000 insurance coverage through Lloyds of London that is supplemental to standard SIPC protection for clients' accounts up to $500,000 subject to a limitation of $100,000 for claims for cash balances. All customer credit balances are subject to immediate withdrawal from our clearing firm, at the discretion of the customer.

  Ancillary Retail Brokerage Services

     We offer the following ancillary services in connection with our retail brokerage services:

     o Securities Borrowing. We borrow securities both to cover short sales and to complete customer transactions in the event a customer fails to deliver securities by the required settlement date. We collateralize such borrowings by depositing cash or securities with the lender and receive a rebate, in the case of cash collateral, or pay a fee calculated to yield a negotiated rate of return. Securities borrowing transactions are executed pursuant to written agreements with counterparties that require the securities borrowed be marked to market on a daily basis and that additional collateral be furnished in the event of changes in the market value of the securities. The securities usually are marked to market on a daily basis through the facilities of the various national clearing organizations. We do not currently engage in securities lending, but may do so in the future.

     o Market Data and Financial Information. During trading hours, we continually receive a direct feed of detailed quote data, market information and news. Our retail customers can create their own personal lists of stocks and options for quick access to current pricing information. We provide our customers free access to delayed quotes, including stocks, options, major market indices, most active issues and largest gainers and losers for the major exchanges. Real-time quotes are also available for a small fee. Upon placing an order, the customer is provided with a real-time bid and ask quote, at no extra charge. We also offer our customers a real time quote service for $14.95 per month, which entitles the customer to receive 250 real-time quotes per month, plus $.05 for each additional real-time quote. Customers who purchase this service also receive 100 real-time quotes with each trade placed through us. Through our strategic alliances and content provider relationships, we have expanded our services to include immediate access to breaking news, charts, market commentary and analysis and company financial information. Our website, WWW.EMPIRENOW.COM, provides comprehensive investment research content as well as access to SEC filings of public companies, among other features.

     o Portfolio Tracking and Records Management. Customers have online access to a listing of all their portfolio assets held with us, including data on the date of purchase, cost basis, current price and current market value. The system automatically calculates unrealized profits and losses for each asset held. Information provided to our customers also includes total short-term or long-term gain/loss and

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
       commissions paid. Detailed account balance and transaction information includes cash and money fund balances, buying power, net market portfolio value, dividends paid, interest earned, deposits and withdrawals. Customers can also create watchlists to include any number of stocks, options, mutual funds and other financial investments a customer is interested in tracking. All transaction and portfolio records are automatically updated to reflect trading activity. Buy and sell orders placed when the markets are closed are automatically submitted prior to the next day's market opening. Online account holders receive electronic notification of order execution, and all of our customers receive printed trade confirmations and detailed monthly statements. We also provide for the transmittal of proxy, annual report and tender offer materials to customers. We are planning to offer our online customers electronic confirmations and statements.

     o Cash Management Services. Customer payments received through the mail or federal wire system are credited to customer accounts upon receipt. We also provide cash management services to our customers. For example, uninvested funds earn interest in a credit interest program or can be invested in money market funds. In addition, we provide free checking services and debit cards for our customer accounts through a commercial bank. We are exploring the expansion of these services.

     o Account Security. We use a combination of proprietary and industry standard security measures to protect customers' assets. Customers are assigned unique account numbers, user identifications and passwords that must be used each time they log on to our system. We rely on encryption and authentication technology to provide the security necessary to effect the confidential exchange of information. We do not plan to share customer data with third parties.

BUSINESS EXPANSION INITIATIVES

     We plan to distinguish ourselves from our competitors and attract new customers through our ongoing initiatives to expand our business. Our current plans include:


     o Correspondent Clearing Services. In January 2000, we received regulatory approval to provide clearing services for up to three unaffiliated broker dealers and have begun marketing our clearing services to other broker dealers. We have not yet begun providing clearing services to any other broker dealer. We intend to seek further regulatory approval to increase the number of clearing service customers beyond three broker dealers. We are developing online order execution services which will be integrated with our clearing operations. We believe that providing online order execution services combined with our clearing operations will strengthen our existing relationships with independent broker dealers, attract additional broker dealer clients seeking low cost, online order execution and clearing services and provide us with an additional revenue source.



     o Private Label Brokerage Solutions. In February 2000, we initiated a direct marketing effort in connection with our private label brokerage solutions. Our current efforts include direct contact with web-enabled banks and banks that do not offer brokerage services to their customers. We are also meeting with various banking trade organizations and are formulating a strategic marketing plan targeted at domestic and international financial institutions. We have also engaged an independent consulting and marketing firm to further our marketing efforts in this area.



     o Investment Advisory Services. Our subsidiary, Empire Investment Advisors, Inc., will offer fee-based investment advisory services to our customers, which will assist us in establishing more comprehensive relationships with our customers. The investment advisory services we plan to provide include investment portfolio planning with recommendations on overall portfolio allocations for different types of investments based on customers' long term needs, and recommendations regarding mutual fund and bond investments. We do not plan to provide recommendations regarding trades of particular equity securities. We have registered Empire Investment Advisors, Inc. as an investment advisor under the Investment Adviser's Act of 1940 and are in the process of obtaining state registrations. We expect to begin offering these services by December 31, 2000.


     o Strategic Marketing Efforts. We plan to increase our brand recognition to attract new retail customers and broker dealers. We are developing a comprehensive marketing plan to attract more clients and

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
       broker dealers to clear their trades through us, as well as build market awareness, educate the investing public about our services and broaden and enhance brand name recognition and loyalty. We are actively pursuing additional alliances with various companies to increase trading volume and operational efficiencies and to further enhance name recognition. In addition, we regularly examine new ways to provide additional products and services to our current clients, as well as new clients, including, for example, banks and other financial institutions seeking to provide expanded services to their customers. We also intend to expand our market share through, among other things, television, direct-response advertising, advertising on our own and other websites, a public relations program and live seminars.

     o www.myempirenow.com. We are in the early stages of developing a financial portal, WWW.MYEMPIRENOW.COM, which is expected to be available to our customers by December 31, 2000. A portal site is an Internet site that provides direct access to a greater variety of resources on the Internet than a website. Our portal site, WWW.MYEMPIRENOW.COM, will provide access to a full range of financial and investment information and services, including customer account information, order entry and execution, as well as online training and investor tools and news. We plan to offer through our portal access to online banking and loan processing, insurance and other financial products and services provided by banking, insurance and other financial institutions with which we develop strategic relationships in the future. We also plan to offer through our portal site audiovisual presentations to customers, including online seminars conducted by investment managers and industry analysts for investor training and general investment information. We plan to diversify and increase our revenues by gaining access to a wider customer base and developing revenue sharing relationships with other businesses through cross-marketing opportunities created by our portal presence.

OUR TECHNOLOGY


     We believe that our proprietary systems and software allow us to maintain low fixed processing and labor costs in both our order execution and retail brokerage businesses. By developing proprietary software applications, we are able to customize and better control our operations and reduce our dependence on third-party software vendors. Our proprietary software applications include our customized trade order and risk management system, which we refer to as the "e-blotter." This system allows real-time analysis of our trading positions in individual securities and reduces our potential exposure to losses from trade volatility. We have also developed and expect to implement a web-based order system that will directly link our broker dealer customers to our order execution services employees. This system allows us to process trade transactions more effectively by maximizing the use of our execution and clearing services in trade orders we receive.


     We utilize local consultants and also outsource software development projects to contractors in India for rapid application development at reduced rates. We have entered into independent contractor arrangements with these individuals on an as-needed basis to assist with programming and developing proprietary technologies.

COMPETITION

     We provide order execution services for equity securities to approximately 80 independent broker dealers. The market for these services is rapidly evolving and intensely competitive. We expect competition to continue to intensify in the future. We compete primarily with wholesale, national and regional broker dealers and trade execution firms such as Knight/Trimark Group, as well as electronic communications networks, which provide a direct trading venue to institutional and retail investors. We compete primarily on the basis of execution quality, customer service and technology.

     The market for brokerage services, particularly over the Internet, is rapidly expanding and extremely competitive. This competition is expected to continue to grow in the future. Major competitors include Charles Schwab & Co. Inc., E*Trade Group, Inc., TD Waterhouse Group, Inc., Ameritrade Holding Corporation and Fidelity Brokerage Services, Inc., among many others. In addition, we compete with financial institutions and investing services that offer online brokerage services. We believe the major

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
competitive factors for brokerage services include costs, service, quality, ease of use and customer satisfaction.

     Some of the strongest competition comes from companies who have greater marketing, financial and technical resources than ours. These competitors can offer a wider range of services and financial products at the current time. Some of our competitors also have greater name recognition and more extensive client bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements, and may be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share.

GOVERNMENT REGULATION

  Broker Dealer Regulation

     The securities industry is subject to extensive regulation under federal and state law. The SEC is the federal agency responsible for administering the federal securities laws. In general, broker dealers are required to register with the SEC under the Securities Exchange Act of 1934 or the Exchange Act. We are a broker dealer registered with the SEC. Under the Exchange Act, every registered broker dealer that does business with the public is required to be a member of and is subject to the rules of the NASD. The NASD has established conduct rules for all securities transactions among broker dealers and private investors, trading rules for the over-the-counter markets and operational rules for its member firms. The NASD conducts examinations of member firms, investigates possible violations of the federal securities laws and its own rules, and conducts disciplinary proceedings involving member firms and associated individuals. The NASD administers qualification testing for all securities principals and registered representatives for its own account and on behalf of the state securities authorities.

     We are also subject to regulation under state law. We are currently registered as a broker dealer in all 50 states and in Puerto Rico. An amendment to the federal securities laws prohibits the states from imposing substantive requirements on broker dealers which exceed those imposed under federal law. This amendment, however, does not preclude the states from imposing registration requirements on broker dealers that operate within their jurisdiction or from sanctioning these broker dealers for engaging in misconduct.

  Net Capital Requirements; Liquidity

     As a registered broker dealer and member of the NASD, we are subject to the Net Capital Rule. The Net Capital Rule, which specifies minimum net capital requirements for registered broker dealers, is designed to measure the general financial integrity and liquidity of a broker dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. In general, net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments, which reflect the possibility of a decline in the market value of an asset prior to disposition.

     Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require the firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the firm's net capital below a certain level.

     The Net Capital Rule also provides that the SEC may restrict for up to 20 business days any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates if the capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker dealer. In addition, the Net Capital Rule provides that the total outstanding principal amount of certain of a broker dealer's subordinated indebtedness, the proceeds of which are included in its net capital, may not exceed 70% of the sum of the outstanding principal amount of all subordinated indebtedness included in net capital, par or stated value of capital stock, paid in capital in excess of par, retained earnings and other capital accounts for a period in excess of 90 days.

     We are a member of SIPC which provides, in the event of the liquidation of a broker dealer, protection for clients' accounts up to $500,000, subject to a limitation of $100,000 for claims for cash balances. We also carry $2,000,000 additional insurance through Lloyds of London on client accounts that we clear.

  Additional Regulation

     Due to the increasing popularity and use of the Internet and other online services, various regulatory authorities are considering laws and/or regulations with respect to the Internet or other online services covering issues such as user privacy, pricing, copyrights and quality of services. The growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. Moreover, the recent increase in the number of complaints by online traders could lead to more stringent regulations of online trading firms and their practices by the SEC, NASD and other regulatory agencies.

     Furthermore, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. As our services are available over the Internet in multiple states and foreign countries, and as we have numerous clients residing in these states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country.

EMPLOYEES


     As of March 31, 2000, we had 98 full-time employees, of which 47 are registered representatives. We have 42 people in management and operations and 56 providing order execution services and retail brokerage services to our customers. No employee is covered by a collective bargaining agreement or is represented by a labor union. We consider our employee relations to be excellent.


FACILITIES

     Our principal executive offices consist of 11,800 square feet of a 19,400 square foot facility located in Longwood, Florida. This facility is owned by G&G Holdings, Inc., an entity owned by Kevin M. Gagne and Richard L. Goble. Our subsidiaries Empire Financial Group and Advantage Trading Group have each entered into leases with G&G Holdings, Inc. which expire on May 31, 2009 and provide for an average rent of approximately $24,000 per month, plus sales and property taxes. We also have a branch office in Delray Beach, Florida, and a branch office in Cocoa Beach, Florida. We do not have lease agreements for our branch offices. The rent for these facilities is paid by the independent brokers who are located there.

LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions held with respect to each director and executive officer:


                    NAME                       AGE                           POSITION
--------------------------------------------   ---    -------------------------------------------------------
Richard L. Goble............................   39     Co-Chief Executive Officer, Co-President and
                                                      Co-Chairman of the Board
Kevin M. Gagne..............................   40     Co-Chief Executive Officer, Co-President and
                                                      Co-Chairman of the Board
Donald A. Wojnowski Jr......................   40     Vice President Business Development
Patrick E. Rodgers..........................   59     Chief Financial Officer
Craig Macnab................................   44     Director Appointee
Gregory M. Misiak...........................   53     Director Appointee
John J. Tsucalas............................   59     Director Appointee


     Richard L. Goble is our co-chairman of the board, co-chief executive officer and co-president. He is also the chief executive officer of Empire Financial Group, Inc., which he co-founded in 1990, and president of Advantage Trading Group, Inc. Mr. Goble is responsible for the creation, development and management of our execution and clearing operations. Mr. Goble was formerly a stock broker with Drexel Burnham Lambert and was president of Metta Financial Group.

     Kevin M. Gagne is our co-chairman of the board, co-chief executive officer and co-president. He is also the president of Empire Financial Group, Inc., which he co-founded in 1990, and the chief executive officer of Advantage Trading Group, Inc. Mr. Gagne was responsible for the creation of Empire's online trading operations and development of our institutional operations.
Mr. Gagne was formerly employed by American Express Financial Services as well as Thompson McKinnon Securities.

     Donald A. Wojnowski Jr. will become our vice president business development effective upon completion of this offering. Mr. Wojnowski joined Empire Financial Group, Inc. in March 1993 as an independent broker and has been the managing principal of our Cocoa Beach, Florida branch since March 1993. From 1987 to March 1993, Mr. Wojnowski was vice president of investments with Dean Witter Reynolds, Inc. Mr. Wojnowski has served as a director of Eckler Industries, Inc. and Smart Choice Automotive Group, Inc., both publicly traded companies.

     Patrick E. Rodgers joined us in December 1999 and is our chief financial officer. From September 1998 to December 1999, Mr. Rodgers served as vice president-finance and administration and chief financial officer for PowerAdz.Com, LLC, an Internet infrastructure provider and aggregator of local content for publishers. From November 1997 to September 1998, Mr. Rodgers was a self-employed financial and business consultant for manufacturing companies and service organizations. From June 1995 to November 1997, he served as executive vice president-finance and chief financial officer for The Med-Design Corporation, a manufacturer of safety medical devices. From April 1994 to June 1995, Mr. Rodgers served as chief financial officer of Saratoga Beverage Group, Inc., a manufacturer of bottled water. Mr. Rodgers received a B.S. degree in accounting from Rutgers University and is a certified public accountant.


     Craig Macnab will become a director upon completion of the offering.
Mr. Macnab has been the president of Tandem Capital, a venture capital firm, since 1997. From 1993 to 1996, Mr. Macnab was a general partner of Macneil Advisors, which was the general partner of three partnerships investing in equity securities. Mr. Macnab is also a director of Environmental Tectonics Corp., a manufacturer of aircrew training systems and public entertainment systems, JDN Realty Corp., a real estate development and asset management company and Unidial Communications, an integrated telecommunications provider.


     Gregory M. Misiak will become a director upon completion of the offering. Mr. Misiak has been providing consulting and venture capital services to various Internet startup companies since 1998. From 1992 to 1998, Mr. Misiak was president of Litton Systems, Inc.'s Laser Systems Division, which is engaged in the manufacture of laser systems.

     John J. Tsucalas will become a director upon completion of the offering. Since February 2000, Mr. Tsucalas has been chief executive officer and chief financial officer of Littlefield Adams & Company, a company engaged in the sale of men's apparel. He held these positions on an interim basis from July 1999 to February 2000. From 1995 to July 1999, Mr. Tsucalas operated his own corporate financial services company, John James Tsucalas & Co. He is a chartered financial analyst.


OTHER KEY EMPLOYEES

     George R. Cupples has been our chief compliance officer and controller since August 1999. From 1990 to 1999, Mr. Cupples worked for the SEC as an examiner of broker dealers for compliance with various federal and NASD rules and regulations. His activities also included reviewing litigation involving broker dealers in enforcement proceedings. From 1982 to 1990, he worked for the NASD examining broker dealers for compliance with net capital requirements, customer protection, sales practices and supervisory procedures.

     William C. Fraley has been a vice president of our subsidiary Empire Financial Group, Inc. since February 1993. He is responsible for sales and servicing of our clients. Mr. Fraley is a Series 4, 7 and 63 licensed registered representative.

     Steven P. Sitkowski joined our subsidiary Empire Financial Group, Inc. as its national sales manager, and our subsidiary Empire Investment Advisors as its lead manager in November 1999. From 1995 to 1999, Mr. Sitkowski was a national lecturer in the field of personal finance.

OTHER INFORMATION

     There are no family relationships between any of our executive officers, key employees and directors.


     Directors hold their offices until the next annual meeting of our shareholders and until their successors have been duly elected and qualified or their earlier resignation, removal from office or death. There are currently no committees of the board of directors, but we plan to establish audit and compensation committees upon completion of this offering. The audit committee will be composed of Messrs. Macnab, Misiak and Tsucalas. The compensation committee will be composed of Messrs. Gagne, Goble, Macnab and Misiak.


     Officers serve at the pleasure of the board of directors (except for Messrs. Goble, Gagne and Wojnowski who have each entered into employment agreement with us that have initial terms of approximately six, six and five years, respectively) and until the first meeting of the board of directors following the next annual meeting of our shareholders and until their successors have been chosen and qualified.

DIRECTOR COMPENSATION

     We do not currently pay our directors any fees for attending board meetings. We anticipate that following this offering we will pay non-employee directors an annual retainer of $5,000, in addition to $500 per meeting, plus travel reimbursements. In addition, each non-employee director will receive stock options covering 10,000 shares of our common stock at an exercise price equal to the initial offering price.

EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid by us during the last three completed fiscal years for our co-chief executive officers and each other executive officer whose annual compensation exceeded $100,000 during the year ended December 31, 1999.

SUMMARY COMPENSATION TABLE

                                                                             SUMMARY COMPENSATION TABLE
                                                                  ------------------------------------------------
                                                                                     ANNUAL
                                                                                   COMPENSATION
                                                                                   ------------      OTHER ANNUAL
                 NAME AND PRINCIPAL POSITION                      FISCAL YEAR        SALARY          COMPENSATION
-------------------------------------------------------------     -----------      ------------      -------------
Richard L. Goble.............................................         1999           $302,160          $ 700,000
  Co-Chief Executive Officer and                                      1998            254,879            566,681
  Co-Chairman of the Board                                            1997            416,846            346,900

Kevin M. Gagne...............................................         1999           $302,160          $ 700,000
  Co-Chief Executive Officer and                                      1998            254,879            566,681
  Co-Chairman of the Board                                            1997            416,846            346,900

     "Other Annual Compensation" consists of distributions to these individuals as shareholders to cover their subchapter S tax liability.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements, effective as of the date of this prospectus, with each of Messrs. Gagne and Goble which provide that each of them shall serve as our co-chairman of the board, co-chief executive officer and co-president. Each of these agreements provides for annual base compensation of $375,000. In addition, each of these agreements provides incentive and other compensation and benefits to the executive. These employment agreements have an initial term expiring on December 31, 2005. Beginning on January 1, 2003, and each following January 1, the term of each agreement will be automatically extended for one additional year unless we give written notice of termination to the employee not later than at least six months prior to that date. As a result, if we elect to terminate either of these agreements we will be obligated to employ the employee for at least two and a half years after making this election to terminate. These agreements may also be terminated by us after a conviction of (and such conviction is sustained on all appeals) or the entry of a plea of guilty by the employee to a felony, if the employee materially breaches the agreement, if the employee commits any act or omission constituting willful misconduct, gross negligence, fraud, misappropriation, embezzlement or competitive business activities which we believe could cause us material harm or upon the employee's disability as defined in the employment agreement. Each of these employment agreements contains confidentiality provisions and also noncompetition provisions during the term of the agreement and for two years thereafter.

     Messrs. Gagne and Goble may each terminate his agreement at any time upon 90 days prior written notice. If he terminates his agreement because he is assigned duties that are materially inconsistent with his current position, because of our material breach of his agreement or as a result of a change in control, then we must compensate the employee for the remainder of the term. In the event we terminate the agreement because of the employee's disability, we must pay that employee his base salary until the earlier of nine months after his termination or the date on which his long term disability insurance payments begin.


     We have also entered into an employment agreement, effective as of the date of this prospectus, with Donald Wojnowski Jr., which provides that he shall serve as vice president business development. His agreement provides for annual base compensation of $150,000 and also provides incentive and other compensation and benefits to him. He will also be granted stock options under the 2000 Stock Option Plan covering 200,000 shares of our common stock at an exercise price equal to the initial public offering price. This employment agreement may be terminated by us on December 31, 2004. We may also terminate this agreement if he is convicted of (and such conviction is sustained on all appeals) or he enters a plea of guilty to a felony, he materially breaches his obligations under the employment agreement or he becomes disabled as defined in the agreement. This employment agreement contains confidentiality provisions and also noncompetition provisions during the term of the agreement and for three years thereafter.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify them against certain liabilities and expenses in proceedings other than those we bring against them that they become involved in because of their status as a director, officer or agent of ours. In order to be entitled to indemnification, they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceedings, had no reasonable cause to believe their conduct was unlawful. With respect to any action brought by us or in our right, a director or executive officer will also be indemnified, to the extent not prohibited by law, for liabilities and expenses they reasonably incur if a court determines they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests. Under the terms of the agreement, no legal action can be brought by us or on our behalf against a former officer or director more than two years after the officer or director has ceased serving us in that capacity, if the action would give rise to a claim for indemnification.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no options granted in 1999 to any of our executive officers.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     There were no options exercised in 1999 or held as of December 31, 1999 by any of our executive officers.

STOCK OPTION PLAN

     We have reserved 1,000,000 shares of common stock for issuance upon exercise of options granted under our 2000 Stock Option Plan. The 2000 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees, consultants and independent contractors. Options will be granted to certain persons in proportion to their contributions to our overall success as determined by the board of directors and our compensation committee in their sole discretion.

     Our board of directors, or a committee thereof, administers and interprets the 2000 Plan and is authorized to grant options to all eligible employees, including our directors and executive officers (whether current or former employees), as well as consultants and independent contractors. The 2000 Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonstatutory stock options. Incentive stock options may only be granted, however, to employees. Options can be granted under the 2000 Plan on the terms and at the prices determined by the board of directors, or a committee thereof, except that the per share exercise price of incentive stock options granted under the 2000 Plan will not be less than the fair market value of the common stock on the date of grant and, in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of the fair market value as defined in the 2000 Plan.

     Options under the 2000 Plan that would otherwise qualify as incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of the shares covered by the incentive stock options which are exercisable for the first time by any individual during any calendar year exceeds $100,000.

     Options granted under the 2000 Plan will be exercisable after the period or periods specified in the option agreement. Options granted under the 2000 Plan are exercisable no later than ten years from the date of the grant. Incentive stock options are not transferable. Nonstatutory stock options may be transferred by the optionee by will or the laws of descent and distribution. Adjustments in the number of shares subject to options granted under the 2000 Plan can be made by the board of directors or the appropriate committee in the event of a stock dividend or recapitalization resulting in a stock split-up, combination or exchange of shares.

     Effective as of the date of this prospectus, we have granted options under the 2000 Plan to purchase an aggregate of 661,400 shares of common stock. These options will be exercisable at a price equal to the initial public offering price per share of the shares of common stock offered and will expire no later than ten years from the date of grant. In addition, exercise of the options is contingent on the optionee's continued employment by us.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus, by (1) each person who owns beneficially more than 5% of our outstanding common stock, (2) each of our directors, (3) each of our executive officers and (4) all directors and executive officers as a group.


                                                                                                      PERCENT OF CLASS
                                                                                                    --------------------
                                                                          AMOUNT AND NATURE OF      BEFORE       AFTER
                 NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP      OFFERING    OFFERING
-----------------------------------------------------------------------   ----------------------    --------    --------
Richard L. Goble.......................................................          4,000,000               50%       35.7%
Kevin M. Gagne.........................................................          4,000,000               50        35.7
Craig Macnab...........................................................                 --               --          --
Gregory M. Misiak......................................................                 --               --          --
Patrick E. Rodgers.....................................................                 --               --          --
John J. Tsucalas.......................................................                 --               --          --
Donald A. Wojnowski Jr.................................................                 --               --          --
                                                                                ----------           ------      ------
All directors and executive officers as a group (7 persons)............          8,000,000            100.0%       71.4%
                                                                                ==========           ======      ======


     The business address of all directors and executive officers is c/o Empire Financial Holding Company, Inc., 1385 West State Road 434, Longwood, Florida 32750.

                              CERTAIN TRANSACTIONS

     We currently lease the facilities where our principal offices are located from G&G Holdings, Inc., a corporation owned by our principal shareholders, co-chairmen of the board and co-chief executive officers, Messrs. Gagne and Goble. The lease expires on May 31, 2009 and provides for average rent of approximately $24,000 per month, plus sales and property taxes, which we believe to be less than fair market value. Our Cocoa Beach, Florida branch facility is owned by Donald A. Wojnowski, who will become our vice president business development as of the date of this prospectus. Rent for this facility is paid by the independent brokers who are located at this facility.


     In February 2000, we acquired all of the outstanding capital stock of each of Advantage Trading Group, Inc., Empire Financial Group, Inc. and Empire Investment Advisors, Inc. from Messrs. Gagne and Goble in exchange for a total of 8,000,000 shares of our common stock, issued in equal amounts to Messrs. Gagne and Goble. We have also agreed to grant to Mr. Wojnowski, as of the date of this prospectus, options to purchase 100,000 shares of our common stock that become exercisable one year after the date of this prospectus at an exercise price equal to the offering price and options to purchase an additional 100,000 shares of our common stock that become exercisable over a five-year period at an exercise price equal to the offering price. We have orally agreed to purchase Mr. Wojnowski's retail brokerage account relationships for $200,000, effective as of the date of this prospectus. We have also orally agreed to pay Mr. Wojnowski a finder's fee equal to one percent of the net proceeds of this offering which we anticipate will be approximately $320,000.



     From time to time we paid dividends to our existing shareholders, Messrs. Cagne and Goble, during 1998, 1999 and the period from January 1, 2000 to the date of this prospectus in the amounts of $304,241, $2,247,574 and $1,849,982, respectively. We are currently an S corporation for federal tax purposes, and our taxable income is a direct liability of our shareholders. We will automatically become a C corporation upon completion of this offering. As a final payment to Messrs. Gagne and Goble to assist them in the payment of their estimated income tax liability related to our 2000 earnings prior to the offering, we have agreed to make a final distribution to them no later than April 15, 2001 equal to approximately 40.5% of our net income from January 1, 2000 through the completion of the offering. For the three months ended March 31, 2000, 40.5% of our earnings equals approximately $654,000.


     We intend that following completion of this offering, all transactions between us and our directors, executive officers and principal shareholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors.

                          DESCRIPTION OF CAPITAL STOCK

     After this offering, our authorized capital stock will consist of 100,000,000 shares of common stock, par value $.01 per share, 11,200,000 shares of which will be issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, no shares of which are issued and outstanding.

COMMON STOCK

     Subject to the rights of the holders of any preferred stock that may be outstanding and that may have preferential dividend rights, each holder of our common stock on the applicable record date is entitled to receive the dividends declared by our board of directors out of funds legally available, and, in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any of our outstanding preferred stock.

     Each holder of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of shareholders. Holders of our common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to this stock. All outstanding shares of our common stock are, and the shares of our common stock offered will be, when issued, fully paid and nonassessable.

PREFERRED STOCK

     Our board of directors has the authority to issue 1,000,000 shares of preferred stock in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including the number of shares in the series (which our board of directors may increase or decrease as permitted by Florida law), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series and such other special rights and protective provisions with respect to any class or series as our board of directors may deem advisable without any further vote or action by the shareholders. Any shares of our preferred stock so issued could have priority over the common stock with respect to dividend or liquidation rights or both and could have voting and other rights of shareholders.

     One of the effects of the existence of our unissued preferred stock and large quantity of authorized but unissued common stock is to render it more difficult and discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise. This could result in delay or prevention of a change in control even if some of our shareholders believe that a change in control is in their best interests. We have no present plans to issue any shares of our preferred stock.

ANTI-TAKEOVER EFFECTS OF BYLAWS

  General

     Certain provisions of our bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders. The following provisions may not be amended in our bylaws without the affirmative vote of a majority of the total number of directors then constituting our board of directors or by the holders of at least two-thirds of our outstanding shares of common stock.

  Special Meetings of Shareholders

     Our bylaws provide that special meetings of our shareholders may be called only by our co-chairmen of the board or, if neither of the co-chairmen of the board is present or able, by our co-presidents, or by our co-secretaries pursuant to a resolution adopted by a majority of our board of directors.

  Advance Notice Requirements for Shareholder Proposals and Director Nominations

     Our bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual or special meeting of shareholders, must provide timely notice in writing. To be timely, a shareholder's notice must be delivered to our secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials to shareholders for the preceding year's annual meeting of shareholders; provided, however, that in the event that if the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the preceding year's annual meeting of shareholders, notice by the shareholder must be delivered not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcements of the date of such meeting is first made. The bylaws also specify certain requirements as to the content and form of a shareholder's notice. These provisions may preclude shareholders from bringing matters before the shareholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

  Amendment of Bylaws

     The bylaws may only be altered, amended or repealed by the majority vote of the board of directors or the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock.

ANTI-TAKEOVER EFFECTS OF FLORIDA LAW

     Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in a "control share acquisition" will not possess any voting rights unless such voting rights are approved by a majority of the corporation's disinterested shareholders. A "control share acquisition" is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding "control shares" of a publicly held Florida corporation. "Control shares" are shares, which, except for the Florida Control Share Act, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after acquisition of such shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (1) at least 20% but less than 33 1/3% of all voting power; (2) at least 33 1/3% but less than a majority of all voting power; or (3) a majority or more of all voting power.

     The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation or their affiliates.

     At the present time we have opted out of both of these statutes as permitted thereunder.

     Additionally, Florida law and our articles and bylaws also authorize us to indemnify our directors, officers, employees and agents. In addition, our articles of incorporation and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors (1) breach their fiduciary duties, and (2) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

TRANSFER AGENT

     The transfer agent for our common stock is Continental Stock Transfer and Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, we will have 11,200,000 shares of common stock outstanding. Of these shares, the 3,200,000 shares of common stock sold in the offering will be freely tradable without restriction under the Securities Act. The remaining 8,000,000 shares of common stock will be "restricted securities" as defined in Rule 144 and will become eligible for public sale subject to the restrictions of Rule 144 commencing in February 2001.

     In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the "restricted shares" (as that phrase is defined in Rule 144) were acquired from us and the date they were acquired from an "affiliate" of ours, as that term is defined in Rule 144 (an "Affiliate"), then the holder of the restricted shares (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock on The Nasdaq National Market during the four calendar weeks preceding the sale. The holder may only sell the shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of the sales, notices of the sales and the availability of current public information concerning us. An Affiliate may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

     Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us and the date they were acquired from an Affiliate, as applicable, a holder of these restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     Our directors, executive officers and shareholders who own an aggregate of 8,000,000 shares of common stock (representing all of the issued and outstanding shares prior to this offering) have entered into written agreements not to sell or otherwise dispose of the shares of common stock beneficially owned by them for 180 days after the date of this prospectus without the consent of Wachovia Securities.

     We also plan to issue to certain of our employees on the date of this prospectus options to purchase 661,400 shares of our common stock under our 2000 Plan. These options will have an exercise price equal to the offering price and options to acquire approximately 30,000 of these shares will be immediately exercisable. The shares issuable upon exercise of these options may be freely transferable.

     We can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that these sales may occur, could adversely affect prevailing market prices.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement among us and the underwriters named below, who are represented by Wachovia Securities, Inc., each underwriter has severally agreed to purchase from us, and we have agreed to sell to the several underwriters, the number of shares of common stock set forth opposite their names below:

                                                                NUMBER OF
UNDERWRITER                                                      SHARES
-------------------------------------------------------------   ---------
Wachovia Securities, Inc.....................................
Putnam, Lovell, de Guardiola & Thornton, Inc.................
Empire Financial Group, Inc..................................






                                                                ---------
  Total......................................................   3,200,000
                                                                =========

     The underwriting agreement provides that the underwriters' obligations are subject to approval of certain legal matters by counsel and to various other conditions customary in a firm commitment underwritten public offering. The underwriters are committed to purchase and pay for all the shares offered by this prospectus, other than those covered by the over-allotment option described below, if any are purchased.

     The underwriters propose to offer the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus and to selected securities dealers at that price less a concession
not in excess of $      per share. The underwriters may allow, and the selected
dealers may reallow, a concession not in excess of $      per share to other
brokers and dealers. We expect that the shares of common stock will be ready for
delivery on or about                , 2000. After the shares of common stock are
released for sale, the offering price and other selling terms may change.

     We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to 480,000 additional shares of common stock to cover over-allotments, if any, at the public offering price listed on the cover page of this prospectus, less the underwriting discount. The underwriters may purchase these shares only to cover over-allotments made in connection with this offering. To the extent that the underwriters exercise the option, each underwriter will become obligated, subject to certain conditions, to purchase the additional shares in approximately the same proportion as set forth in the preceding table.

     The following table summarizes the per share and total underwriting discount we will pay to the underwriters:

                                                                                    TOTAL
                                                                ---------------------------------------------
                                                                WITHOUT EXERCISE OF     WITH FULL EXERCISE OF
PER SHARE                                                        OVER-ALLOTMENT          OVER-ALLOTMENT
-------------------------------------------------------------   --------------------    ---------------------
$                                                                   $                       $


     We have agreed to pay Donald A. Wojnowski Jr., who will become our vice president business development as of the date of this prospectus, a finder's fee of approximately $520,000. This fee may be deemed to be part of the underwriters' compensation under the rules of the NASD.


     In September 1999, we paid $100,000 to LM Capital Securities, Inc. as an advance against expenses in connection with the offering. LM Capital is no longer acting as a representative of the underwriters, however, LM Capital will participate in the offering on the same terms and conditions as the other underwriters. Payment of these expenses may be deemed to be part of the underwriters compensation under the rules of the NASD.

     We have agreed to sell to Wachovia Securities and its designees warrants to
purchase up to 350,400 shares of common stock at an exercise price of $      per
share (120% of the public offering price per share). Wachovia Securities will pay a purchase price of $100 for the warrants. The warrants are not transferable for one year from the date of this prospectus, except to the officers and partners of Wachovia Securities or members of the underwriting syndicate and selling group. The holders may exercise the warrants as to all or any lesser number of the underlying shares of common stock at any time during the four-year period commencing one year after the date of this prospectus. As a result, the holders of the warrants will have the opportunity to profit from a rise in the market price of the common stock at nominal cost during the term of the warrants. To the extent that the warrants are exercised, the newly issued shares will dilute the interests of our shareholders. Further, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the warrants. Any profit realized by the underwriters on the sale of the warrants or the underlying shares of common stock may be deemed additional underwriting compensation.


     We estimate that our total expenses of the offering, excluding the underwriting discount and the finder's fee, will be approximately $830,000.


     Empire Financial Group, Inc., one of our subsidiaries, will participate in the offering upon the same terms and conditions as the other underwriters. Because Empire Financial Group is our affiliate, this offering is being conducted in accordance with Rule 2720 of the NASD's conduct rules. When an NASD member participates in the underwriting of its parent's equity securities, this rule requires, among other things, that the initial public offering price per share can be no higher than that recommended by a "qualified independent underwriter," as defined by the NASD. In accordance with this requirement, Wachovia Securities has assumed the responsibilities of acting as a qualified independent underwriter. Both in its role as a lead manager in this offering and in its role as a qualified independent underwriter, Wachovia Securities has performed due diligence investigations and reviewed and participated in the preparation of the registration statement of which this prospectus forms a part. Wachovia Securities will receive no additional compensation for serving in this capacity. We have agreed to indemnify Wachovia Securities against certain liabilities it may incur in connection with its responsibilities as a qualified independent underwriter, or to contribute to payments Wachovia Securities may be required to make in connection with those liabilities.

     We and all of our directors, executive officers and shareholders have agreed not to sell or otherwise dispose of any shares of our common stock or any securities that can be converted into or exchanged for shares of our common stock, or publicly announce an intention to do so, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of common stock or make any demand or filing for the registration of shares of common stock for a period of 180 days from the date of this prospectus without the prior written consent of Wachovia Securities.

     Prior to this offering, there has been no public market for our common stock. The initial public offering price for the common stock has been determined arbitrarily by negotiations between us and Wachovia Securities and is not necessarily related to our asset value, net worth or other established criteria of value. The factors considered in determining the initial public offering price include:

     o our past and present revenues, earnings and cash flows;

     o our prospects for growth, revenues, earnings and cash flows;

     o an assessment of our management and our capital structure;

     o the history of and prospects for the industry in which we compete;

     o prevailing market conditions, recent market prices of comparable publicly traded companies;

     o the current state of the economy in the United States and the level of economic activity in our industry; and

     o certain other factors as were deemed relevant.

     The underwriters do not intend to sell shares of our common stock to any account over which they exercise discretionary authority.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, as currently in effect, or to contribute to payments that the underwriters may be required to make in connection with those liabilities.

     In connection with this offering the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which the underwriters or selling group members may bid for or purchase common stock for the purpose of stabilizing its market price. The underwriters also may create a short position by selling more common stock in connection with the offering than they are committed to purchase from us. In that event, the underwriters may purchase common stock in the open market following completion of the offering to cover all or a portion of that short position. The underwriters also may cover all or a portion of that short position by exercising the over-allotment option. In addition, if the representative purchases shares in the open market in a stabilizing transaction or to cover a short position, the representative may reclaim a selling concession, known as a penalty bid, from the underwriters and selling group members who sold those shares as part of this offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the common stock to remain higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the common stock to the extent that it were to discourage resales of the common stock. None of the transactions described in this paragraph are required, and, if any are undertaken, they may be discontinued at any time. These transactions may be effected on the Nasdaq National Market, the over-the-counter market or otherwise.

                                 LEGAL MATTERS

     Greenberg Traurig, P.A., a professional association, Miami, Florida will give an opinion regarding the validity of the common stock offered under this prospectus. Certain legal matters relating to the offering will be passed upon for the underwriters by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., a limited liability partnership, Raleigh, North Carolina.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1999 and for the year ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

     The consolidated financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of Sweeney, Gates & Co., independent accountants, given on the authority of that firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement containing this prospectus with the SEC with respect to the common stock being offered in this offering. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, certain portions of which are omitted as permitted by SEC rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to any contract, agreement or other document filed as an exhibit to the registration statement, please refer to the exhibit for a more complete description of the matter involved. Each statement in this prospectus is deemed qualified in its entirety by reference to the registration statement and to the financial statements, schedules and exhibits filed as a part of it.

     The registration statement we filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Regional Offices of the SEC located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048; filings may also be obtained from the SEC's website at www.sec.gov. You may also call the SEC at 1-800-SEC-0330 for more information.

     As of the date of this prospectus, we will become subject to the reporting requirements of the Securities Exchange Act of 1934 and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC set forth above, and copies of these materials can be obtained from the SEC's Public Reference Section at prescribed rates. We intend to furnish our shareholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
              AND THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                               TABLE OF CONTENTS


Consolidated Statements of Financial Condition
  March 31, 2000 (unaudited)...............................................................................   F-2
Consolidated Statements of Income
  Three Months Ended March 31, 2000 and 1999 (unaudited)...................................................   F-3
Consolidated Statements of Shareholders' Equity
  Three Months Ended March 31, 2000 (unaudited)............................................................   F-4
Consolidated Statements of Cash Flows
  Three Months Ended March 31, 2000 and 1999 (unaudited)...................................................   F-5
Notes to Consolidated Financial Statements (unaudited).....................................................   F-6
Report of Independent Certified Public Accountants
  Year Ended December 31, 1999.............................................................................   F-7
Report of Independent Certified Public Accountants
  Years Ended December 31, 1998 and 1997...................................................................   F-8
Consolidated Statements of Financial Condition
  December 31, 1999 and 1998...............................................................................   F-9
Consolidated Statements of Income
  Years Ended December 31, 1999, 1998 and 1997.............................................................   F-10
Consolidated Statements of Shareholders' Equity
  Years Ended December 31, 1999, 1998 and 1997.............................................................   F-11
Consolidated Statements of Cash Flows
  Years Ended December 31, 1999, 1998 and 1997.............................................................   F-12
Notes to Consolidated Financial Statements.................................................................   F-13

                EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)



                                                                                                      PRO FORMA
                                                                                       MARCH 31,      MARCH 31,
                                                                                         2000           2000
                                                                                      -----------    -----------
                                      ASSETS
Cash and cash equivalents..........................................................   $ 2,594,895    $ 4,180,895
Cash and treasury bills segregated pursuant to federal regulations.................     1,055,638      1,055,638
Receivables from customers, net of allowance for doubtful accounts of $230,924 ....    21,956,990     21,956,990
Receivables from brokers and dealers and clearing organizations....................     3,679,267      3,679,267
Deposits at clearing organizations.................................................       708,108        708,108
Furniture and equipment net of accumulated depreciation of
  $117,428 ........................................................................       347,004        347,004
Other assets.......................................................................       631,682        229,487
                                                                                      -----------    -----------
                                                                                      $30,973,584    $62,157,389
                                                                                      ===========    ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Short-term borrowings from banks.................................................   $ 6,254,000    $ 6,254,000
  Accounts payable, accrued expenses and other liabilities.........................     3,375,060      3,375,060
  Payable to customers.............................................................    16,542,656     16,542,656
  Payable to brokers and dealers and clearing organizations........................       487,297        487,297
  Distributions payable to shareholders............................................             -      2,053,877
                                                                                      -----------    -----------
                                                                                       26,659,013     28,712,890
                                                                                      -----------    -----------
Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000 shares authorized;
     none issued and outstanding...................................................            --             --
  Common stock, $.01 par value, 100,000,000 shares authorized;
     8,000,000 shares issued and outstanding.......................................        80,000        112,000
  Additional paid-in capital.......................................................     2,180,694     33,332,499
  Retained earnings................................................................     4,050,192             --
                                                                                      -----------    -----------
  Total shareholders' equity.......................................................     2,260,694     33,444,499
                                                                                      -----------    -----------
                                                                                      $30,973,584    $62,157,389
                                                                                      ===========    ===========



    The accompanying Notes to Consolidated Financial Statements (unaudited) are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                                                                                    THREE MONTHS      THREE MONTHS
                                                                                       ENDED             ENDED
                                                                                    MARCH 31, 2000    MARCH 31, 1999
                                                                                    --------------    --------------
Revenues:
  Order execution trading revenues, net..........................................     $3,783,452        $2,764,311
  Commissions and fees...........................................................      3,096,334           639,680
  Orderflow......................................................................         93,511           122,699
  Interest.......................................................................        324,143           100,902
  Other..........................................................................        143,213           (55,154)
                                                                                      ----------        ----------
                                                                                       7,440,653         3,572,438
                                                                                      ----------        ----------
Expenses:
  Employee compensation and benefits.............................................      1,913,428           820,182
  Commissions and clearing costs.................................................      1,691,918           273,314
  Orderflow payments.............................................................        779,556           707,890
  Interest.......................................................................        102,162            51,555
  Communications and data processing.............................................        271,179           137,493
  General and administrative.....................................................        925,312           244,919
  Advertising....................................................................        142,587            86,060
                                                                                      ----------        ----------
                                                                                       5,826,142         2,321,413
                                                                                      ----------        ----------
Net income.......................................................................     $1,614,511        $1,251,025
                                                                                      ==========        ==========
Earnings per share-basic and diluted.............................................     $     0.20        $     0.16
                                                                                      ==========        ==========
Pro forma information:
  Income before income taxes.....................................................     $1,614,511        $1,251,025
  Provision for income taxes.....................................................        607,000           470,000
                                                                                      ----------        ----------
  Net income.....................................................................     $1,007,511        $  781,025
                                                                                      ==========        ==========
  Pro forma earnings per share--basic and diluted................................     $     0.13        $     0.10
                                                                                      ==========        ==========
Weighted average shares outstanding..............................................      8,000,000         8,000,000
                                                                                      ==========        ==========



    The accompanying Notes to Consolidated Financial Statements (unaudited) are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)



                                                                       COMMON STOCK        ADDITIONAL
                                                                   --------------------    PAID-IN      RETAINED
                                                                    SHARES      AMOUNT     CAPITAL      EARNINGS
                                                                   ---------    -------    --------    ----------
Balance at January 1, 2000......................................   8,000,000    $80,000    $184,379    $2,885,663

Net income......................................................          --         --          --     1,614,511

Shareholders' distribution......................................          --         --          --      (449,982)
                                                                   ---------    -------    --------    ----------

Balance at March 31, 2000.......................................   8,000,000    $80,000    $184,379    $4,050,192
                                                                   =========    =======    ========    ==========



    The accompanying Notes to Consolidated Financial Statements (unaudited) are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                                                          THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                      ---------------------------
                                                                                         2000            1999
                                                                                      -----------     -----------
Operating activities:
  Net income.......................................................................   $ 1,614,511     $ 1,251,025
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:
     Depreciation..................................................................        31,618          10,168
     Provision for doubtful accounts...............................................
     Loss on disposal of furniture and equipment...................................                         3,731
     Change in assets and liabilities:
       Segregated cash and treasury bills..........................................       163,774           4,657
       Receivable from customers...................................................    (6,371,988)     (4,625,216)
       Receivable from brokers and dealers and clearing organizations..............    (1,461,119)     (1,287,688)
       Deposits at clearing organizations..........................................         3,191         543,612
       Other assets................................................................      (319,273)         22,922
       Accounts payable, accrued expenses and other liabilities....................     1,456,384        (154,758)
       Payable to customers........................................................     5,773,342       4,184,607
       Payable to brokers and dealers and clearing organizations...................       142,089         369,285
                                                                                      -----------     -----------
       Net cash provided by operating activities...................................     1,032,529         322,345
                                                                                      -----------     -----------
Investing activities:
  Purchase of furniture and equipment..............................................      (138,796)         (7,167)
                                                                                      -----------     -----------
       Net cash used in investing activities.......................................      (138,796)         (7,167)
                                                                                      -----------     -----------
Financing activities:
  Change in short-term borrowings from banks.......................................       271,000         655,159
  Shareholder distributions........................................................      (449,980)         (1,384)
                                                                                      -----------     -----------
       Net cash provided by (used in) financing activities.........................      (178,980)        653,775
                                                                                      -----------     -----------

Net increase in cash and cash equivalents..........................................       714,753         968,953
Cash and cash equivalents at beginning of period...................................     1,880,142         367,825
                                                                                      -----------     -----------
Cash and cash equivalents at end of period.........................................   $ 2,594,895     $ 1,336,778
                                                                                      ===========     ===========
Supplemental disclosures of cash flow information
  Cash paid during the period for:
     Interest......................................................................   $    90,876     $    12,727
                                                                                      ===========     ===========



    The accompanying Notes to Consolidated Financial Statements (unaudited) are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Operations

     Empire Financial Holding Company ("the Company"), a Florida corporation, was formed on February 16, 2000 to acquire Empire Financial Group, Inc. ("Empire Group"), Advantage Trading Group, Inc. ("Advantage") and Empire Investment Advisors, Inc. ("Advisors"). Because all of these entities were owned by the same shareholders, the acquisitions have been accounted for at historical cost in a manner similar to a pooling of interest. Accordingly, the consolidated financial statements reflect the results of operations of the acquired companies for all periods presented. All subsidiaries are wholly owned and all significant intercompany transactions and accounts have been eliminated in consolidation.


     The accompanying unaudited consolidated financial statements include the accounts of the Company, Empire Group, Advantage and Advisors and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The nature of the Company's business is such that the results of an interim period are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of December 31, 1999 included in this prospectus.




2. NET CAPITAL AND RESERVE REQUIREMENTS


     The broker dealer subsidiaries of the Company are subject to the Securities and Exchange Commission Uniform Net Capital Rule 15c3-1 and the requirements of the securities exchanges of which they are members. This rule requires that aggregate indebtedness, as defined, not exceed 15 times net capital, as defined. Rule 15c3-1 also provides for an "alternative net capital requirement" which, if elected, requires that net capital be equal to the greater of $250,000 or 2% of aggregate debit items computed in applying the formula for determination of reserve requirements. Net capital positions of the Company's broker dealer subsidiaries were as follows:


                                                                                          MARCH 31,
                                                                                         ----------
                                                                                            2000
                                                                                         ----------
Advantage (alternative method elected in 1999):
  Net capital as a percentage of aggregate debit items................................         9.6%
  Ratio of aggregate indebtedness to net capital......................................          N/A
  Net capital.........................................................................   $2,261,089
  Required net capital................................................................   $  476,221
Empire Group:
  Ratio of aggregate indebtedness to net capital......................................    1.25 to 1
  Net capital.........................................................................   $1,061,575
  Required net capital................................................................   $  250,000



     Advantage is also subject to Rule 15c3-3 under the Securities Exchange Act of 1934 which specifies certain conditions under which brokers and dealers carrying customer accounts are required to maintain cash or qualified securities in a special reserve bank account for the exclusive benefit of customers. Amounts to be maintained, if required, are computed in accordance with a formula defined in the Rule. At March 31, 2000, Advantage had a reserve requirement of $375,405.



     Empire Group is exempt from the provisions of Rule 15c3-3 under Paragraph
(k)(2)(ii) of the Rule as it clears all transactions with and for customers on a fully-disclosed basis with affiliated and unaffiliated clearing brokers.

3.  Pro Forma Information (Unaudited)

     The Comapny's presentation of the unaudited pro forma consolidated statement of financial condition at March 31, 2000 reflects the effect on historical retained earnings of a planned S corporation distribution to the existing shareholders of approximately $2,054,000 and the contribution (reclassification) of the remaining undistributed earnings to additional paid-in capital.

     Empire Group, Advantage and Advisors, individually, with the consent of their shareholders, elected to be taxed under Subchapter S of the Internal Revenue Code, which provides for taxable income of the respective company to be included in the income tax returns of the individual shareholders. The pro forma adjustments shown in the consolidated statements of income reflect provisions for income taxes computed based upon statutory tax rates as if the Company had been subject to federal and state taxation during the periods presented.

4. FINANCIAL INFORMATION BY BUSINESS SEGMENT

     The Company operates in two primary business segments retail brokerage services and order execution services. Retail brokerage services (including sale of equities, mutual funds and fixed income products) are provided on a discount basis to retail and institutional customers through on-line trading or the three retail branches of Empire Group located in Florida. Order execution services are conducted through Advantage, which fills orders to purchase or sell securities received from independent broker dealers on behalf of their retail customers. Advantage typically acts as principal in these transactions and derives order execution trading revenues, net, from the difference between the price paid when a security is bought and the price received when that security is sold. Advantage does not typically receive a fee or commission for providing order execution services. Advantage normally closes out of its trade positions at the end of each day and does not maintain securities inventory in order to reduce the risks from market volatility. Advantage also clears securities transactions for its own account and for its affiliate, Empire Group.

     All of the Company's business and long-lived assets are located in the U.S. Information concerning operations in these segments of business is as follows:

                                                             THREE MONTHS ENDED MARCH 31, 2000
                                                             ---------------------------------
Revenue:
Order execution services...................................              $  5,246,988
Retail brokerage services..................................                 3,465,202
Eliminations...............................................                (1,271,537)
                                                                         ------------
                                                                         $  7,440,653
                                                                         ============
Net income:
Order execution services...................................              $    866,710
Retail brokerage services..................................                   747,801
                                                                         ------------
                                                                         $  1,614,511
                                                                         ============
Identifiable assets:
Order execution services...................................              $ 28,793,133
Retail brokerage services..................................                 2,695,100
Eliminations...............................................                (1,090,649)
                                                                         ------------
                                                                         $ 30,397,584
                                                                         ============

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Empire Financial Holding Company

     In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Empire Financial Holding Company and its subsidiaries at December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
February 24, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Shareholders and Board of Directors
Empire Financial Holding Company

     We have audited the accompanying consolidated statement of financial condition of Empire Financial Holding Company as of December 31, 1998, and the related statements of income and shareholders' equity and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire Financial Holding Company at December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

                                          /s/ SWEENEY, GATES & CO.

Ft. Lauderdale, Florida
February 19, 1999

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION





                                                                         DECEMBER 31,    DECEMBER 31,
                                                                             1999            1998
                                                                         ------------    ------------
                               ASSETS
Cash and cash equivalents...........................................     $  1,880,142    $    367,825
Cash and treasury bills segregated pursuant to federal
  regulations.......................................................        1,219,412       1,343,622
Receivables from customers, net of allowance for doubtful accounts
  of $230,924 and $0................................................       15,585,002       5,000,391
Receivable from brokers and dealers and clearing organizations......        2,218,148         515,729
Deposits at clearing organizations..................................          711,299       1,445,941
Furniture and equipment net of accumulated depreciation of $100,878
  and $45,779.......................................................          239,828         111,575
Other assets........................................................          312,409          75,705
                                                                         ------------    ------------
                                                                         $ 22,166,240    $  8,860,788
                                                                         ============    ============
                LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Short-term borrowings from banks..................................     $  5,983,000    $    942,000
  Accounts payable, accrued expenses and other liabilities..........        1,918,676       1,012,653
  Payable to customers..............................................       10,769,314       4,384,361
  Payable to brokers and dealers and clearing organizations.........          345,208         582,484
  Distributions payable to shareholders.............................               --              --
                                                                         ------------    ------------
                                                                           19,016,198       6,921,498
                                                                         ------------    ------------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000 shares authorized; none
     issued and outstanding.........................................               --              --
  Common stock, $.01 par value, 100,000,000 shares authorized;
     8,000,000 shares issued and outstanding........................           80,000          80,000
  Additional paid-in capital........................................          184,379         184,379
  Retained earnings.................................................        2,885,663       1,674,911
                                                                         ------------    ------------
  Total shareholders' equity........................................        3,150,042       1,939,290
                                                                         ------------    ------------
                                                                         $ 22,166,240    $  8,860,788
                                                                         ============    ============


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME


                                                                                 YEAR ENDED DECEMBER 31,
                                                                         ---------------------------------------
                                                                            1999           1998          1997
                                                                         -----------    ----------    ----------
Revenues:
  Order execution trading revenues, net...............................   $10,441,910    $5,681,892    $4,612,693
  Commissions and fees................................................     5,867,121     2,022,433     1,487,379
  Orderflow...........................................................       370,139       149,246       209,522
  Interest............................................................       679,432        66,675            --
  Other...............................................................       239,701        13,753        15,479
                                                                         -----------    ----------    ----------
                                                                          17,598,303     7,933,999     6,325,073
                                                                         -----------    ----------    ----------
Expenses:
  Employee compensation and benefits..................................     4,708,879     2,715,069     2,415,490
  Commissions and clearing costs......................................     2,954,583     1,345,528     1,102,466
  Orderflow payments..................................................     2,775,599     1,661,488     1,617,153
  Interest............................................................       353,668        44,363         1,360
  Communications and data processing..................................       672,778       164,829        70,482
  General and administrative..........................................     2,113,336       642,845       286,986
  Advertising.........................................................       561,134       269,293       134,458
                                                                         -----------    ----------    ----------
                                                                          14,139,977     6,843,415     5,628,395
                                                                         -----------    ----------    ----------
Net income............................................................   $ 3,458,326    $1,090,584    $  696,678
                                                                         ===========    ==========    ==========
Earnings per share-basic and diluted..................................   $       .43    $      .14    $      .09
                                                                         ===========    ==========    ==========
Unaudited pro forma information (Note 1):
  Income before income taxes..........................................   $ 3,458,326    $1,090,584    $  696,678
  Provision for income taxes..........................................     1,300,000       410,000       262,000
                                                                         -----------    ----------    ----------
  Net income..........................................................   $ 2,158,326    $  680,584    $  434,678
                                                                         ===========    ==========    ==========
  Pro forma earnings per share--basic and diluted.....................   $       .27    $      .09    $      .05
                                                                         ===========    ==========    ==========
Weighted average shares outstanding...................................     8,000,000     8,000,000     8,000,000
                                                                         ===========    ==========    ==========


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                      COMMON STOCK        ADDITIONAL
                                                                   -------------------     PAID-IN      RETAINED
                                                                    SHARES     AMOUNT      CAPITAL      EARNINGS
                                                                   ---------   -------    ----------   -----------
Balance at January 1, 1997......................................   8,000,000   $80,000     $184,379    $   443,923
Net income......................................................          --        --           --        696,678
Shareholders' distribution......................................          --        --           --       (252,033)
                                                                   ---------   -------     --------    -----------
Balance at December 31, 1997....................................   8,000,000    80,000      184,379        888,568
Net income......................................................          --        --           --      1,090,584
Shareholders' distribution......................................          --        --           --       (304,241)
                                                                   ---------   -------     --------    -----------
Balance at December 31, 1998....................................   8,000,000    80,000      184,379      1,674,911
Net income......................................................          --        --           --      3,458,326
Shareholders' distribution......................................          --        --           --     (2,247,574)
                                                                   ---------   -------     --------    -----------
Balance at December 31, 1999....................................   8,000,000   $80,000     $184,379    $ 2,885,663
                                                                   =========   =======     ========    ===========


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                     YEAR ENDED DECEMBER 31,
                                                                              --------------------------------------
                                                                                 1999           1998          1997
                                                                              -----------    ----------     --------
Operating activities:
  Net income...............................................................   $ 3,458,326    $1,090,584     $696,678
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:
    Depreciation...........................................................        59,395        33,224       31,811
    Provision for doubtful accounts........................................       230,924            --           --
    Loss on disposal of furniture and equipment............................         3,731        16,081        1,461
    Change in assets and liabilities:
      Segregated cash and treasury bills...................................       124,210    (1,070,592)    (273,030)
      Receivable from customers............................................   (10,815,535)   (5,000,391)          --
      Receivable from brokers and dealers and clearing organizations.......    (1,702,419)     (462,753)     402,467
      Deposits at clearing organizations...................................       734,642    (1,335,812)     (30,129)
      Other assets.........................................................      (236,704)      (62,408)       4,141
      Accounts payable, accrued expenses and other liabilities.............       906,023       833,324     (159,748)
      Payable to customers.................................................     6,384,953     4,384,361           --
      Payable to brokers and dealers and clearing organizations............      (237,276)      412,958      169,526
                                                                              -----------    ----------     --------
      Net cash (used in) provided by operating activities..................    (1,089,730)   (1,161,424)     843,177
                                                                              -----------    ----------     --------
Investing activities:
  Purchases of furniture and equipment.....................................      (191,379)      (77,086)     (65,000)
                                                                              -----------    ----------     --------
      Net cash used in investing activities................................      (191,379)      (77,086)     (65,000)
                                                                              -----------    ----------     --------
Financing activities:
  Change in short-term borrowings from banks...............................     5,041,000       942,000           --
  Shareholder distributions................................................    (2,247,574)     (304,241)    (252,033)
                                                                              -----------    ----------     --------
      Net cash provided by (used in) financing activities..................     2,793,426       637,759     (252,033)
                                                                              -----------    ----------     --------
Net increase (decrease) in cash and cash equivalents.......................     1,512,317      (600,751)     526,144
Cash and cash equivalents at beginning of year.............................       367,825       968,576      442,432
                                                                              -----------    ----------     --------
Cash and cash equivalents at end of year...................................   $ 1,880,142    $  367,825     $968,576
                                                                              ===========    ==========     ========
Supplemental disclosures of cash flow information
  Cash paid during the year for:
    Interest...............................................................   $   190,403    $   43,363     $  1,360
                                                                              ===========    ==========     ========


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999 1998 AND 1997


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Operations

     Empire Financial Holding Company ("the Company"), a Florida corporation, was formed on February 16, 2000 to acquire Empire Financial Group, Inc. ("Empire Group"), Advantage Trading Group, Inc. ("Advantage") and Empire Investment Advisors, Inc. ("Advisors"). Because all of these entities were owned by the same shareholders, the acquisitions have been accounted for at historical cost in a manner similar to a pooling of interest. Accordingly, the consolidated financial statements reflect the results of operations of the acquired companies for all periods presented. All subsidiaries are wholly owned and all significant intercompany transactions and accounts have been eliminated in consolidation. Empire Group was incorporated in Florida on August 20, 1990 and is a securities broker dealer that provides discount brokerage services to retail and institutional customers. Advantage was incorporated in Florida on July 18, 1995 and is a securities broker dealer which acts as principal in providing order execution services for independent broker dealers and also acts as a clearing broker for its affiliate, Empire Group. Advisors was incorporated on September 10, 1999 for the purpose of providing fee-based investment advisory services to retail customers. Advisors had no activities during 1999. The Company's executive office is located in Longwood, Florida, and the Company maintains branch offices in Cocoa Beach and Delray Beach, Florida. The Company operates in two primary business segments--retail brokerage services (Empire Group) and order execution services (Advantage). Disaggregated financial information by segment is set forth in Note 10.

  Management Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Segment Reporting

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and addressing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect the Company's financial position or results of operations but did affect the disclosure of segment information (Note 10).

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents for purposes of the consolidated statement of cash flows.

  Securities Owned and Securities Sold, Not Yet Purchased

     Securities owned, which are readily marketable, and securities sold, not yet purchased (short sales), are recorded at market value with unrealized gains or losses reflected in income currently. At December 31, 1999 and 1998 the Company had securities owned of approximately $827 and $33,750, respectively, which are included in other assets in the consolidated statement of financial condition. At December 31, 1999 and 1998 the Company had securities sold, not yet purchased, of approximately $1,075 and $7,725, respectively, which

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES--(CONTINUED)

are included in accounts payable, accrued expenses and other liabilities in the consolidated statement of financial condition.

     Securities sold, not yet purchased, represent obligations of the Company to deliver specified securities at the contracted prices, thereby creating a liability to purchase the securities at prevailing market prices. Accordingly, these transactions result in off-balance-sheet risk as the Company's ultimate obligation to satisfy the sale of these securities may exceed the amount recorded in the consolidated statement of financial condition.

  Revenue Recognition

     Securities transactions and the related revenues and expenses are recorded in the accounts on trade date.

  Order Execution Trading Revenues, Net

     Order execution trading revenues, net, are generated from the difference between the price paid to buy securities and the amount received from the sale of securities. Volatility of stock prices, which can result in significant price fluctuations in short periods of time, may result in trading gains or losses. The Company typically acts as principal in these transactions and does not receive a fee or commission for providing order execution services.

  Commissions and Fees

     Commissions and fees include revenues generated from transactional fees charged to retail and institutional customers. Commissions and fees also include mutual fund transaction sales commissions and trailer fees, which are periodic fees paid by mutual funds as an incentive to keep assets invested with them over time.

  Furniture and Equipment

     Furniture and equipment are recorded at cost. Depreciation and amortization on furniture and equipment are provided utilizing the double declining balance method over the estimated useful lives of the related assets, which range from five to seven years.

  Income Taxes

     Empire Group and Advantage, individually, with the consent of their shareholders, elected to be taxed under Subchapter S of the Internal Revenue Code, which provides for taxable income of the respective Company to be included in the income tax returns of the individual shareholders. Accordingly, the accompanying consolidated financial statements reflect no provision for income taxes for the years ended December 31, 1999, 1998, or 1997. The Company and its subsidiaries will automatically terminate their Subchapter S elections concurrently with the offering. The pro forma adjustments shown in the consolidated statements of income reflect provisions for income taxes computed based upon statutory tax rates as if the Company had been subject to federal and state taxation during 1999, 1998 and 1997.

  Fair Value of Financial Instruments

     The financial instruments of the Company are reported in the accompanying consolidated statement of financial condition at their carrying values which approximate their fair values.

2. PRO FORMA STATEMENT OF FINANCIAL CONDITION (UNAUDITED)

     The Company's unaudited pro forma consolidated statement of financial condition at March 31, 2000 is presented on Page F-2

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997




3. CLEARING AGREEMENTS

     In connection with its retail brokerage services business, the Company has clearing agreements with two unaffiliated clearing brokers. Under such agreements, the clearing brokers provide the Company execution and clearing services on a fully disclosed basis. In order to facilitate transactions with the unaffiliated clearing brokers, the Company maintains a deposit of approximately $200,000 which earns interest at a rate equal to 1% above the rate customarily paid on credit balances to the clients of the clearing broker. The $200,000 is included in deposits at clearing organizations on the consolidated statements of financial condition.

4. RECEIVABLE FROM AND PAYABLE TO BROKERS AND DEALERS AND CLEARING ORGANIZATIONS

     Amounts receivable from and payable to brokers and dealers and clearing organizations consists of the following:


                                                                        DECEMBER 31,
                                                                   ----------------------
                                                                      1999         1998
                                                                   ----------    --------
Receivable:
  Securities failed to deliver..................................   $   54,899    $ 74,499
  Deposits on securities borrowed...............................      221,700     239,269
  Other amounts due from brokers and dealers....................    1,941,549     201,961
                                                                   ----------    --------
                                                                   $2,218,148    $515,729
                                                                   ==========    ========
Payable:
  Securities failed to receive..................................   $   73,107    $ 42,685
  Payable to clearing organizations.............................       73,542     501,421
  Orderflow payable.............................................      198,559      38,378
                                                                   ----------    --------
                                                                   $  345,208    $582,484
                                                                   ==========    ========


     Deposits on securities borrowed represent cash on deposit with other brokers and dealers relating to securities borrowed. If the counterparty failed to return these deposits, the Company may sustain a loss if the market value of the securities borrowed declines.

5. RECEIVABLE FROM AND PAYABLE TO CUSTOMERS

     Receivable from and payable to customers arise from cash and margin transactions executed by the Company on the customer's behalf. Receivables are collateralized by securities owned by customers. Such collateral is not reflected in the accompanying consolidated statements of financial condition. In management's opinion, prior to 1999 no allowance for doubtful accounts was required. A provision for doubtful accounts of $230,924 was recorded in 1999.

6. SHORT-TERM BORROWINGS FROM BANKS

     The Company maintains a $15,000,000 line of credit with a commercial bank collateralized by customer receivables ("Customer LOC"). The Company also maintains a $1,500,000 line of credit with the same commercial bank, collateralized by firm inventory ("Firm LOC"). The Company may draw on these lines up to an aggregate amount of $15,000,000. Borrowings under the lines of credit bear interest, at the Company's option, at the federal funds rate plus 100 basis points and are restricted to a percentage of the market value

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


6. SHORT-TERM BORROWINGS FROM BANKS--(CONTINUED)

of the related collateral securities, and are due on demand. These lines of credit expire on September 30, 2000. At December 31, 1999 and 1998, approximately $5,983,000 and $942,000, respectively, were outstanding under the Customer LOC. There were no draws on the Customer LOC during 1997. At
December 31, 1999 and 1998 the Company pledged approximately $9,350,000 and $3,000,000, respectively, of non-fully or partially paid customer securities against the outstanding balance on the Customer LOC. There were no draws on the Firm LOC during 1999, 1998, or 1997. The maximum and average amounts outstanding on the Customer LOC during the year ended December 31, 1999 were approximately $5,983,000 and $2,375,000, respectively ($1,150,000 and $500,000, respectively, for the year ended December 31, 1998). The average interest rates at and during the year ended December 31, 1999 and 1998 were 6.6% and 6.0%, respectively.

7. COMMITMENTS AND CONTINGENCIES

      In November 1999, the Company entered into a lease agreement for operating facilities with a corporation owned by the two controlling shareholders of the Company. The lease contains escalating rental payments and expires in May 2009. Rental expense is reflected on a straight-line basis over the term of the lease. Total rental expense for 1999 was approximately $127,000, including approximately $48,000 under the operating facilities lease with the two controlling shareholders. Total rental expense for 1998 and 1997 was approximately $78,109 and $58,550, respectively. The Company does not have lease agreements for its branch offices in Cocoa Beach and Delray Beach, Florida. The rent for the branch office facilities is paid by the independent contractor registered representatives who are located in these facilities.

     At December 31, 1999, future minimum annual lease payments, all of which relate to the operating facilities lease, are as follows:

2000......................................................   $  224,520
2001......................................................      234,496
2002......................................................      246,212
2003......................................................      258,528
2004......................................................      271,452
Thereafter................................................    1,490,808
                                                             ----------
                                                             $2,726,016
                                                             ==========

     The Company is a defendant or co-defendant in various lawsuits incidental to its retail brokerage services business. The Company is contesting the allegations of the complaints in these cases. In view of the number and diversity of claims against the Company, the number of jurisdictions in which litigation is pending and the inherent difficulty of predicting the outcome of litigation and other claims, the Company cannot state with certainty what the eventual outcome of pending litigation or other claims will be. In the opinion of management, based on discussions with legal counsel, the outcome of the matters will not result in a material adverse effect on the financial position or results of operations of the Company.

8. NET CAPITAL AND RESERVE REQUIREMENTS

     The broker dealer subsidiaries of the Company are subject to the Securities and Exchange Commission Uniform Net Capital Rule 15c3-1 and the requirements of the securities exchanges of which they are members. This rule requires that aggregate indebtedness, as defined, not exceed 15 times net capital, as defined. Rule 15c3-1 also provides for an "alternative net capital requirement" which, if elected, requires that net capital be equal to the greater of $250,000 or 2% of aggregate debit items computed in applying the

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


8. NET CAPITAL AND RESERVE REQUIREMENTS--(CONTINUED)

formula for determination of reserve requirements. Net capital positions of the Company's broker dealer subsidiaries were as follows:


                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                           1998            1999
                                                                                        ------------    ----------
Advantage (alternative method elected in 1999):
  Net capital as a percentage of aggregate debit items...............................        12.74%            N/A
  Ratio of aggregate indebtedness to net capital.....................................           N/A      4.94 to 1
  Net capital........................................................................    $2,233,982     $1,392,009
  Required net capital...............................................................    $  350,766     $  458,751
Empire Group:
  Ratio of aggregate indebtedness to net capital.....................................     2.08 to 1       .37 to 1
  Net capital........................................................................    $  316,073     $  335,281
  Required net capital...............................................................    $  250,000     $  250,000


     Advantage is also subject to Rule 15c3-3 under the Securities Exchange Act of 1934 which specifies certain conditions under which brokers and dealers carrying customer accounts are required to maintain cash or qualified securities in a special reserve bank account for the exclusive benefit of customers. Amounts to be maintained, if required, are computed in accordance with a formula defined in the Rule. At December 31, 1999 and 1998, Advantage had a reserve requirement of $158,536 and $0, respectively.

     Empire Group is exempt from the provisions of Rule 15c3-3 under Paragraph
(k)(2)(ii) of the Rule as it clears all transactions with and for customers on a fully-disclosed basis with affiliated and unaffiliated clearing brokers.

9. OFF-BALANCE-SHEET RISK

     In the normal course of business, the Company purchases and sells securities as principal for its own account and on behalf of its customers. The Company normally closes out its trade positions at the end of each day and normally does not maintain a securities inventory in order to minimize its risks from market volatility. Nevertheless, if either the customer or a counterparty fails to perform, the Company may be required to discharge the obligations of the nonperforming party. In such circumstances, the Company may sustain a loss if the market value of the security contract is different from the contract value of the transaction.

     In addition, the Company has sold securities that it does not currently own and will, therefore, be obligated to purchase such securities at a future date. At December 31, 1999, the Company has recorded these obligations in the financial statements at the estimated fair value of the related securities and may incur a loss if the market value of the securities increases subsequent to December 31, 1999.

     In the normal course of business, the Company's customer clearance activities involve the execution, settlement, and financing of various customer securities transactions. These activities may expose the Company to off-balance-sheet risk in the event the customer or other broker is unable to fulfill its contracted obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss.

     The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers' accounts. In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis subject to individual exchange regulations. Nevertheless, margin transactions may expose the Company to significant off-balance-sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. In the

               EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


9. OFF-BALANCE-SHEET RISK--(CONTINUED)

event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer's obligations.

     The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and requires the customer to deposit additional collateral pursuant to such guidelines or to reduce positions. The Company's policy is to impose more stringent margin requirements than those required by the Federal Reserve or the NASD, and it also may restrict access to margin lending with regard to trading of certain stocks determined by it to be too volatile.

10. FINANCIAL INFORMATION BY BUSINESS SEGMENT

     The Company operates in two primary business segments retail brokerage services and order execution services. Retail brokerage services (including sale of equities, mutual funds and fixed income products) are provided on a discount basis to retail and institutional customers through on-line trading or the three retail branches of Empire Group located in Florida. Order execution services are conducted through Advantage, which fills orders to purchase or sell securities received from independent broker dealers on behalf of their retail customers. Advantage typically acts as principal in these transactions and derives order execution trading revenues, net, from the difference between the price paid when a security is bought and the price received when that security is sold. Advantage does not typically receive a fee or commission for providing order execution services. Advantage normally closes out of its trade positions at the end of each day and does not maintain securities inventory in order to reduce the risks from market volatility. Advantage also clears securities transactions for its own account and for its affiliate, Empire Group.

     The accounting policies of the Company's segments are the same as those described in the "Nature of Business and Summary of Significant Accounting Policies." All of the Company's business and long-lived assets are located in the U.S. Information concerning operations in these segments of business is as follows:


                                                                      YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------
                                                                  1999           1998          1997
                                                              ------------    ----------    ----------
Revenue:
Order execution services...................................   $ 11,628,511    $6,147,226    $4,772,400
Retail brokerage services..................................      6,906,442     2,341,912     1,714,223
Eliminations...............................................       (936,650)     (555,139)     (161,550)
                                                              ------------    ----------    ----------
                                                              $ 17,598,303    $7,933,999    $6,325,073
                                                              ============    ==========    ==========
Net income:
Order execution services...................................   $  2,855,586    $1,025,382    $  594,522
Retail brokerage services..................................        602,740        65,202       102,156
                                                              ------------    ----------    ----------
                                                              $  3,458,326    $1,090,584    $  696,678
                                                              ============    ==========    ==========
Identifiable assets:
Order execution services...................................   $ 21,250,103    $8,429,209    $1,041,717
Retail brokerage services..................................      1,202,302       554,725       474,585
Eliminations...............................................       (286,165)     (123,146)      (14,500)
                                                              ------------    ----------    ----------
                                                              $ 22,166,240    $8,860,788    $1,501,802
                                                              ============    ==========    ==========


     Eliminations represent revenues and receivables from intercompany transactions resulting from clearing activities between Empire Group and Advantage.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR SINCE THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER IN SUCH JURISDICTION.

     UNTIL                 , 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                EMPIRE FINANCIAL
                                HOLDING COMPANY

                              3,200,000 SHARES OF
                                  COMMON STOCK


                            ------------------------
                                   PROSPECTUS
                            ------------------------


                           WACHOVIA SECURITIES, INC.
                 PUTNAM, LOVELL, DE GUARDIOLA & THORNTON, INC.
                          EMPIRE FINANCIAL GROUP, INC.


                                  MAY  , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:


Securities and Exchange Commission registration fee.........   $12,990.32
NASD filing fee.............................................     4,916.00
Nasdaq National Market listing fee..........................    81,625.00
Printing expenses...........................................   125,000.00
Accounting fees and expenses................................   225,000.00
Legal fees and expenses.....................................   350,000.00
Blue Sky fees and expenses..................................    15,000.00
Transfer Agent's fees and expenses..........................     5,000.00
Miscellaneous...............................................    10,468.68
                                                              -----------
Total.......................................................  $830,000.00
                                                              ===========


     All amounts except the Securities and Exchange Commission registration fee, the Nasdaq National Market listing fee and the NASD filing fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     In September 1999, Empire Investment Advisors, Inc., now a wholly-owned subsidiary of the Registrant, issued an aggregate of 1,000 shares of its common stock, $.01 par value per share, 500 shares to Kevin M. Gagne and 500 shares to Richard L. Goble, in exchange for $10.00, services provided by them in connection with the organization of said corporation and other good and valuable consideration. These shares were later exchanged by Messrs. Gagne and Goble for shares of the Registrant's common stock as discussed below.


     In February 2000 the Registrant issued an aggregate of 8,000,000 shares of its common stock, 4,000,000 shares to each of Messrs. Kevin M. Gagne and Richard
L. Goble, in exchange for all of the outstanding capital stock of each of Empire Financial Group, Inc., Advantage Trading Group, Inc. and Empire Investment Advisors, Inc. pursuant to the terms of a Share Exchange Agreement among the Registrant, Mr. Gagne and Mr. Goble.


     In connection with the offering, we have agreed to sell to Wachovia Securities and its designees warrants to purchase up to 350,400 shares of common stock at an exercise price of 120% of the public offering price per share. Wachovia Securities will pay a purchase price of $100 for the warrants. The warrants are not transferable for one year from the date of this prospectus, except to the officers and partners of Wachovia Securities or members of the underwriting syndicate and selling group. The holders may exercise the warrants as to all or any lesser number of the underlying shares of common stock at any time during the four-year period commencing one year after the date of this prospectus.



     In connection with the above-referenced issuances, the Registrant relied (or plans to rely) on Section 4(2) under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. Each of the above investors had (or will have) full access to information relating to the

Registrant and represented (or will represent) to the Registrant that he had (or has) the required investment intent. In addition, the above-referenced securities will bear appropriate restrictive legends, and stop transfer orders will be placed against such securities.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits


EXHIBIT    DESCRIPTION
-------    -----------------------------------------------------------------------------------------------------------
  1.1       --   Form of Underwriting Agreement(1)
  2.1       --   Share Exchange Agreement among the Registrant, Kevin M. Gagne and Richard L. Goble(3)
  3.1       --   Registrant's Articles of Incorporation(3)
  3.2       --   Registrant's Bylaws(3)
  4.1       --   Form of Underwriter's Warrant Agreement, including Form of Warrant Certificate(1)
  4.2       --   Form of Registrant's Common Stock Certificate(3)
  5.1       --   Opinion of Greenberg Traurig, P.A.(1)
  9.1       --   Voting Agreement between Kevin M. Gagne and Richard L. Goble(3)
 10.1       --   2000 Stock Option Plan*(3)
 10.2       --   Employment Agreement between the Registrant and Kevin M. Gagne*(3)
 10.3       --   Employment Agreement between the Registrant and Richard L. Goble*(3)
 10.4       --   Form of Employment Agreement between the Registrant and Donald A. Wojnowski Jr.*(1)
 10.5       --   Lease between Advantage Trading Group, Inc. and G&G Holdings, Inc. relating to principal offices of
                 Registrant located at 1385 W. Highway 434, Longwood, Florida(3)
 10.6       --   Lease between Empire Financial Group, Inc. and G&G Holdings, Inc. relating to principal offices of
                 Registrant located at 1385 W. Highway 434, Longwood, Florida(3)
 10.7       --   Form of Indemnification Agreement between the Registrant and each of its directors and executive officers*(3)
 10.8       --   Clearing Agreement between Empire Financial Group, Inc. and Bear Stearns Securities Corp.(3)
 10.9       --   Firm Inventory Credit Agreement between Advantage Trading Group, Inc. and Mercantile Bank National
                 Association (now named Firstar Corporation), as amended(3)
 10.10      --   Remote Processing Agreement between SunGard Financial Systems, Inc. and Advantage Trading Group,
                 Inc.(3)
 10.11      --   Shareholders Agreement by and among the Registrant, Kevin M. Gagne and Richard L. Goble(3)
 16.1       --   Letter from Sweeney Gates, & Co. regarding change in certifying accountant(3)
 21.1       --   Subsidiaries of the Registrant(3)
 23.1       --   Consent of Greenberg Traurig, P.A. (included in its opinion filed as Exhibit 5.1)(1)
 23.2       --   Consent of Sweeney, Gates & Co. (included in Exhibit 16.1)(3)
 23.3       --   Consent of PricewaterhouseCoopers LLP(1)
 23.4       --   Consent of Director Appointee Craig Macnab(3)
 23.5       --   Consent of Director Appointee Gregory M. Misiak(3)
 23.6       --   Consent of Director Appointee John J. Tsucalas(3)
 25.1       --   Power of Attorney (included on the signature page of this Registration Statement)(3)
 27.1       --   Financial Data Schedule(1)


------------------
*  Compensation Plan or Arrangement
(1) Filed herewith.
(2) To be filed by amendment.
(3) Previously filed.

(b)  Financial Statement Schedules

     Schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or the required information is provided in the financial statements.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (2) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Longwood, State of Florida, on May 2, 2000.


                                          EMPIRE FINANCIAL HOLDING COMPANY

                                          By:        /s/ RICHARD L. GOBLE
                                             -----------------------------------
                                                 Co-Chief Executive Officer

                                          By:        /s/ KEVIN M. GAGNE
                                             -----------------------------------
                                                       Kevin M. Gagne
                                                 Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURES                                        TITLE                             DATE
------------------------------------------  -------------------------------------------------   -------------
           /s/ RICHARD L GOBLE              Co-Chief Executive Officer and Director (Co-        May 2, 2000
------------------------------------------  Principal Executive Officer)
             Richard L. Goble

            /s/ KEVIN M. GAGNE              Co-Chief Executive Officer and Director (Co-        May 2, 2000
------------------------------------------  Principal Executive Officer)
              Kevin M. Gagne

          /s/ PATRICK E. RODGERS            Chief Financial Officer                             May 2, 2000
------------------------------------------  (Principal Accounting Officer)
            Patrick E. Rodgers

                                 EXHIBIT INDEX

Exhibit          Description
-------          -----------
  1.1            Form of Underwriting Agreement
  4.1            Form of Underwriter's Warrant Agreement, including Form of Warrant Certificate
  5.1            Opinion and Consent of Greenberg Traurig, P.A.
 10.4            Form of Employment Agreement between the Registrant and Donald A. Wojnowski Jr.
 23.3            Consent of PricewaterhouseCoopers, LLP
 27.1            Financial Data Schedule